SUBJECT TO COMPLETION OR AMENDMENT, DATED MARCH 16, 2009

PRICING SUPPLEMENT                                 PRICING SUPPLEMENT NO. 851 TO
(TO PROSPECTUS DATED                     REGISTRATION STATEMENT NOS. 333-137691,
SEPTEMBER 29, 2006                                                 333-137691-02
AND PROSPECTUS SUPPLEMENT                                    DATED MARCH , 2009;
DATED SEPTEMBER 29, 2006)                                         RULE 424(b)(2)

                                 [ABN AMRO LOGO]
                               ABN AMRO BANK N.V.
   ABN NOTES(SM) FULLY AND UNCONDITIONALLY GUARANTEED BY ABN AMRO HOLDING N.V.
         KNOCK-IN REVERSE EXCHANGEABLE(SM) SECURITIES DUE JUNE 30, 2009

This pricing supplement relates to eight (8) separate offerings of securities (the "Securities"). Each Security offered is linked to one, and only one, Underlying Stock. You may participate in any of the eight (8) Securities offerings or, at your election, in two or more of the offerings. This Pricing Supplement does not, however, allow you to purchase a Security linked to a basket or index of some or all of the Underlying Stocks described below.

The Securities do not guarantee any return of principal at maturity. Instead, the payout at maturity will be based on the performance of the Underlying Stock linked to each Security during the life of such Security, and in certain circumstances described below we will exchange each Security at maturity for a predetermined number of shares of the applicable Underlying Stock rather than return your principal investment in the Securities. THE MARKET VALUE OF THOSE SHARES OF UNDERLYING STOCK WILL BE LESS THAN THE PRINCIPAL AMOUNT OF EACH SECURITY AND COULD BE ZERO. ACCORDINGLY, YOU COULD LOSE SOME OR ALL OF YOUR INITIAL PRINCIPAL INVESTMENT. YOU WILL NOT PARTICIPATE IN ANY APPRECIATION OF THE UNDERLYING SHARES.

PAYMENT AT MATURITY:          The payment at maturity of each Security is based
                              on the performance of the applicable Underlying
                              Stock:

                              o   If the closing price of the applicable
                              Underlying Stock on the primary U.S. exchange or market for such Underlying Stock has not fallen below the applicable knock-in level on any trading day from but not including the pricing date to and including the determination date, we will pay you the principal amount of such Security in cash.

                              o   If the closing price of the applicable
                              Underlying Stock on the primary U.S. exchange or market for such Underlying Stock falls below the applicable knock-in level on any trading day from but not including the pricing date to and including the determination date:

                              >> we will deliver to you a number of shares of the applicable Underlying Stock equal to the applicable stock redemption amount, in the event that the closing price of such Underlying Stock on the determination date is below the applicable initial price (the market value of the stock redemption amount on the determination date will always be less than the principal amount of $1,000 per Security); or

                              >> we will pay you the principal amount of such Security in cash, in the event that the closing price of the applicable Underlying Stock on the determination date is at or above the applicable initial price.

                              You will receive cash in lieu of fractional shares.

                              If due to events beyond our reasonable control, as determined by us in our sole discretion, shares of the applicable Underlying Stock are not available for delivery at maturity we may pay you, in lieu of the Stock Redemption Amount, the cash value of the Stock Redemption Amount, determined by multiplying the Stock Redemption Amount by the Closing Price of the applicable Underlying Stock on the Determination Date.

                              The payment at maturity is subject to adjustment in certain circumstances

ISSUE PRICE:                  100%

PROPOSED SETTLEMENT DATE:     March 31, 2009

PROPOSED PRICING DATE:        March 26, 2009

MATURITY DATE:                June 30, 2009

INITIAL PRICE:                The closing price of the applicable Underlying
                              Stock on the pricing date. The initial price is subject to adjustment for certain corporate events affecting the applicable Underlying Stock, which we describe in "Description of Securities --
                              Adjustment Events".

STOCK REDEMPTION AMOUNT:      A number of shares of the applicable Underlying
                              Stock equal to $1,000 divided by the applicable initial price.

INTEREST PAYMENT DATES:       Interest on the Securities is payable monthly in
                              arrears on the last day of each month starting on April 30, 2009 and ending on the maturity date.

DETERMINATION DATE:           June 25, 2009, subject to adjustment as described
                              in "Description of the Securities--Determination
                              Date."

GUARANTEE:                    The Securities will be fully and unconditionally
                              guaranteed by ABN AMRO Holding N.V.

DENOMINATION:                 The Securities may be purchased in denominations
                              of $1,000 and integral multiples thereof.

LISTING: The Securities will not be listed on any securities exchange.

------------------------------------------------------------------------------------------------------------------------------------
                                                       COUPON                                  STOCK       AGGREGATE      AGGREGATE
                          PAGE   PRINCIPAL            RATE PER   KNOCK-IN  KNOCK-IN INITIAL  REDEMPTION     AGENT'S      PROCEEDS TO
  UNDERLYING STOCK       NUMBER   AMOUNT     CUSIP      ANNUM     LEVEL     PRICE    PRICE     AMOUNT    COMMISSION(1)     ISSUER
------------------------------------------------------------------------------------------------------------------------------------
      JPMorgan           PS-15             00083G6S8   17.00%      50%                                         $             $
    Chase & Co.
------------------------------------------------------------------------------------------------------------------------------------
       Target
    Corporation          PS-16             00083G6T6   16.00%      70%                                         $             $
------------------------------------------------------------------------------------------------------------------------------------
  Archer-Daniels-
  Midland Company        PS-17             00083G6U3   14.00%      70%                                         $             $
------------------------------------------------------------------------------------------------------------------------------------
  Freeport-McMoRan
 Copper & Gold Inc.      PS-18             00083G6V1   14.00%      55%                                         $             $
------------------------------------------------------------------------------------------------------------------------------------
    China Mobile
    Limited (2)          PS-19             00083G6W9   12.50%      75%                                         $             $
------------------------------------------------------------------------------------------------------------------------------------
     PetroChina
Company Limited (3)      PS-20             00083G6X7   12.50%      70%                                         $             $
------------------------------------------------------------------------------------------------------------------------------------
  Caterpillar Inc.       PS-21             00083G6Y5   11.50%      60%                                         $             $
------------------------------------------------------------------------------------------------------------------------------------
     Apple Inc.          PS-22             00083G6Z2   11.00%      70%                                         $             $
------------------------------------------------------------------------------------------------------------------------------------

(1) For all offerings, the agent will receive a commission of 1.375%. For additional information see "Plan of Distribution" in this Pricing Supplement.

(2) This offering is linked to American Depositary Shares, or ADSs, each ADS representing five ordinary shares par value Hk$0.10 per ordinary share, of China Mobile Limited.

(3) This offering is linked to American Depository Shares, or ADS's, each ADS representing 100 H shares, par value RMB 1.00 per H share, or PetroChina Company Limited

(4) See "Description of Securities - Underlying Stocks" in this Pricing Supplement.

THE SECURITIES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THE SECURITIES INVOLVE RISKS NOT ASSOCIATED WITH AN INVESTMENT IN CONVENTIONAL DEBT SECURITIES. SEE "RISK FACTORS" BEGINNING ON PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Pricing Supplement or the accompanying Prospectus Supplement or Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE AGENTS ARE NOT OBLIGATED TO PURCHASE THE SECURITIES BUT HAVE AGREED TO USE REASONABLE EFFORTS TO SOLICIT OFFERS TO PURCHASE THE SECURITIES. TO THE EXTENT THE FULL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES LINKED TO ANY OF THE UNDERLYING STOCKS BEING OFFERED BY THIS PRICING SUPPLEMENT IS NOT PURCHASED BY INVESTORS IN THE APPLICABLE OFFERING, ONE OR MORE OF OUR AFFILIATES HAVE AGREED TO PURCHASE THE UNSOLD PORTION, WHICH MAY CONSTITUTE A SUBSTANTIAL PORTION OF THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES LINKED TO SUCH UNDERLYING STOCK, AND TO HOLD SUCH SECURITIES FOR INVESTMENT PURPOSES. SEE "HOLDING OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES" UNDER THE HEADING "RISK FACTORS" AND "PLAN OF DISTRIBUTION."

This Pricing Supplement and the accompanying Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.

                             ABN AMRO INCORPORATED

     In this Pricing Supplement, the "Bank," "we," "us" and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V., our parent company. We refer to the Securities offered hereby and the related guarantees as the "Securities" and to each individual security offered hereby as a "Security".

     Reverse Exchangeable(SM) and ABN Notes(SM) are service marks of ABN AMRO Bank N.V.

     ANY SECURITIES ISSUED, SOLD OR DISTRIBUTED PURSUANT TO THIS PRICING SUPPLEMENT MAY NOT BE OFFERED OR SOLD (I) TO ANY PERSON/ENTITY LISTED ON SANCTIONS LISTS OF THE EUROPEAN UNION, UNITED STATES OR ANY OTHER APPLICABLE LOCAL COMPETENT AUTHORITY; (II) WITHIN THE TERRITORY OF CUBA, SUDAN, IRAN AND MYANMAR; (III) TO RESIDENTS IN CUBA, SUDAN, IRAN OR MYANMAR; OR (IV) TO CUBAN NATIONALS, WHEREVER LOCATED.

              SUMMARY OF GENERAL TERMS FOR EACH SECURITIES OFFERING

     THIS PRICING SUPPLEMENT RELATES TO EIGHT (8) SEPARATE OFFERINGS OF SECURITIES. EACH SECURITY OFFERED IS LINKED TO ONE, AND ONLY ONE, UNDERLYING STOCK. THE PURCHASER OF ANY OFFERING WILL ACQUIRE A SECURITY LINKED TO A SINGLE UNDERLYING STOCK, NOT TO A BASKET OR INDEX OF SOME OR ALL THE UNDERLYING STOCKS DESCRIBED HEREIN. YOU MAY PARTICIPATE IN ANY OF THE EIGHT (8) OFFERINGS OR, AT YOUR ELECTION, IN SEVERAL OR ALL OFFERINGS.

     THE FOLLOWING SUMMARY ANSWERS SOME QUESTIONS THAT YOU MIGHT HAVE REGARDING THE SECURITIES IN GENERAL TERMS ONLY. IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION THAT IS CONTAINED IN THE REST OF THIS PRICING SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH IN "RISK FACTORS." IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

WHAT ARE THE SECURITIES?

     The Securities are interest paying, non-principal protected securities issued by us, ABN AMRO Bank N.V., and are fully and unconditionally guaranteed by our parent company, ABN AMRO Holding N.V. The Securities are senior notes of ABN AMRO Bank N.V. and have a maturity of three months. These Securities combine certain features of debt and equity by offering a fixed interest rate on the principal amount while the payment at maturity is determined based on the performance of the applicable Underlying Stock. Therefore your principal is at risk but you have no opportunity to participate in any appreciation of the Underlying Shares.

     The Securities have certain features that make them what we refer to as "Knock-in Reverse Exchangeable Securities." This means that if the closing price of the applicable Underlying Stock on the primary U.S. securities exchange or organized market for such Underlying Stock, which we refer to as the relevant exchange, never falls below a certain price level, which we call the knock-in level on any trading day from but not including the pricing date to and including the determination date (such period, the "Knock-in Period"), then we will pay you in cash the principal amount of each Security at maturity. On the other hand, if the closing price of the applicable Underlying Stock on the relevant exchange falls below the applicable knock-in level on any trading day during the Knock-in Period, then the payment at maturity will depend on the closing price of such Underlying Stock on the determination date. In this latter case, if the closing price of the applicable Underlying Stock on the determination date is equal to or greater than the applicable initial price, we will pay you in cash the principal amount of each Security you hold; if the closing price of the applicable Underlying Stock on the determination date is less than the applicable initial price, we will deliver to you, in exchange for each $1,000 principal amount of Securities, a number of shares of such Underlying Stock equal to the applicable stock redemption amount.

WHY IS THE INTEREST RATE ON THE SECURITIES HIGHER THAN THE INTEREST RATE PAYABLE ON YOUR CONVENTIONAL DEBT SECURITIES WITH THE SAME MATURITY?

The Securities offer a higher interest rate than the yield that would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating because you, the investor in the Securities, indirectly sell a put option to us on the shares of the applicable Underlying Stock. The premium due to you for this put option is combined with a market interest rate on our senior debt to produce the higher interest rate on the Securities. As explained below under "What are the consequences of the indirect put option that I have sold you?" you are being paid the premium for taking the risk that you may receive Underlying Shares with a market value less than the principal amount of your Securities at maturity, which would mean that you would lose some or all of your initial principal investment.

WHAT ARE THE CONSEQUENCES OF THE INDIRECT PUT OPTION THAT I HAVE SOLD YOU?

     The put option you indirectly sell to us creates the feature of exchangeability. This feature could result in the delivery of Underlying Shares to you, at maturity, with a market value which is less than the principal amount of $1,000 per Security. If the closing price of the applicable Underlying Stock on the relevant exchange falls below the applicable knock-in level on any trading day during the Knock-in Period, and on the determination date the closing price per share of such Underlying Stock is less than the applicable initial price, you will receive a fixed number of shares of such Underlying Stock for each Security you hold, which we call the stock redemption amount for such Underlying Stock. The market value of the stock redemption amount on the determination date will always be less than the principal amount of $1,000 per Security. On the other hand, if the closing price of the applicable Underlying Stock on the relevant exchange falls below the applicable knock-in level, and on the determination date the closing price per shares of such Underlying Stock is equal to or greater than the applicable initial price, you will receive $1,000 for each Security you hold. If the price of the Underlying Shares rises above the initial price you will not participate in any appreciation in the price of the Underlying Shares. Because of the exchangeability of the Securities, and because we will determine whether you will receive cash or shares of Underlying Stock by reference to the closing price of the applicable Underlying Stock on the determination date, such securities are generally referred to as "reverse exchangeable securities." However, because this feature of exchangeability is created only if the closing price of the applicable Underlying Stock on the relevant exchange falls below the applicable knock-in level on any trading day during the Knock-in Period, we call the Securities "Knock-in Reverse Exchangeable Securities."

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES?

     The payment at maturity of each Security will depend on (i) whether or not the closing price of the Underlying Stock to which such Security is linked fell below the knock-in level on any trading day during the Knock-in Period, and if so, (ii) the closing price of the applicable Underlying Stock on the determination date. To determine closing prices, we look at the prices quoted by the relevant exchange.

     o If the closing price of the applicable Underlying Stock on the relevant exchange has not fallen below the applicable knock-in level on any trading day during the Knock-in Period, we will pay you the principal amount of each Security in cash.

     o If the closing price of the applicable Underlying Stock on the relevant exchange has fallen below the applicable knock-in level on any trading day during the Knock-in Period, we will either:

          o deliver to you the applicable stock redemption amount, in exchange for each Security, in the event that the closing price of the applicable Underlying Stock is below the applicable initial price on the determination date (the market value of the stock redemption amount on the determination date will always be less than the principal amount of $1,000 per Security); or

          o pay you the principal amount of each Security in cash, in the event that the closing price of the applicable Underlying Stock is at or above the applicable initial price on the determination date.

     If due to events beyond our reasonable control, as determined by us in our sole discretion, shares of the applicable Underlying Stock are not available for delivery at maturity we may pay you, in lieu of the Stock Redemption Amount, the cash value of the Stock Redemption Amount, determined by multiplying the Stock Redemption Amount by the Closing Price of the applicable Underlying Stock on the Determination Date.

     The payment at maturity is further subject to adjustment in certain circumstances, which we describe in "Description of Securities -- Adjustment Events."

HOW ARE THE STOCK REDEMPTION AMOUNT AND KNOCK-IN LEVEL DETERMINED FOR EACH OFFERING?

     The stock redemption amount for each $1,000 principal amount of any Security is equal to $1,000 divided by the initial price of the Underlying Stock linked to such Security. The value of any fractional shares of such Underlying Stock that you are entitled to receive, after aggregating your total holdings of the Securities linked to such Underlying Stock, will be paid in cash based on the closing price of such Underlying Stock on the determination date.

     The knock-in level with respect to any Underlying Stock is the percentage of the initial price of such Underlying Stock set forth on the cover of this Pricing Supplement.

     The initial price and consequently the stock redemption amount and knock-in level with respect to each Underlying Stock are subject to adjustment for certain corporate events affecting such Underlying Stock, which we describe in "Description of Securities -- Adjustment Events."

WHAT INTEREST PAYMENTS CAN I EXPECT ON THE SECURITIES?

     Each offering of Securities pays interest at the rate per annum for such offering set forth on the cover page of this Pricing Supplement. The interest rate for each offering of Securities is fixed at issue and is payable monthly in arrears. This means that irrespective of whether the Securities are exchanged at maturity for cash or shares, you will be entitled to monthly interest payments on the full principal amount of the Securities you hold, payable in cash. Interest on the Securities will be computed and accrue on the basis of a 360-day year of twelve 30-day months, or in the case of an incomplete month, the actual number of days elapsed from and including the most recent interest payment date, or if no interest has been paid, from the issue or other interest accrual date, to but excluding the earlier of the next interest payment date or the maturity date.

CAN YOU GIVE ME AN EXAMPLE OF THE PAYMENT AT MATURITY?

     If, for example, in a hypothetical offering, the interest rate was 10% per annum, the initial price of a share of underlying stock was $45.00 and the knock-in level for such offering was 80%, then the stock redemption amount would be 22.222 shares of underlying stock, or $1,000 divided by $45.00, and the knock-in level would be $36.00, or 80% of the initial price.

     If the closing price of that hypothetical underlying stock fell below the knock-in level of $36.00 on any trading day during the Knock-in Period, then the payment at maturity would depend on the closing price of the underlying stock on the determination date. In this case, if the closing price of the underlying stock on the determination date is $30.00 per share at maturity, which is below the initial price level, you would receive 22.222 shares of underlying stock for each $1,000 principal amount of the securities. (In actuality, because we cannot deliver fractions of a share, you would receive on the maturity date for each $1,000 principal amount of the securities 22 shares of underlying stock plus $6.66 cash in lieu of 0.222 fractional shares, determined by multiplying 0.222 by $30.00, the closing price per shares of underlying stock on the determination date.) In addition, over the life of the securities you would have received interest payments at a rate of 10% per annum. IN THIS HYPOTHETICAL EXAMPLE, THE MARKET VALUE OF THOSE 22 SHARES OF UNDERLYING STOCK (INCLUDING THE CASH PAID IN LIEU OF FRACTIONAL SHARES) THAT WE WOULD DELIVER TO YOU AT MATURITY FOR EACH $1,000 PRINCIPAL AMOUNT OF SECURITY WOULD BE $666.66, WHICH IS LESS THAN THE PRINCIPAL AMOUNT OF $1,000, AND YOU WOULD HAVE LOST A PORTION OF YOUR INITIAL INVESTMENT. If, on the other hand, the closing price of the underlying stock on the determination date is $50.00 per share, which is above the initial price level, you will receive $1,000 in cash for each $1,000 principal amount of the securities regardless of the knock-in level having been breached. In addition, over the life of the Securities you would have received interest payments at a rate of 10% per annum.

     Alternatively, if the closing price of the underlying stock never falls below $36.00, which is the knock-in level, on any trading day during the Knock-in Period, at maturity you will receive $1,000 in cash for each security you hold regardless of the closing price of the underlying stock on the determination date. In addition, over the life of the securities you would have received interest payments at a rate of 10% per annum.

     THIS EXAMPLE IS FOR ILLUSTRATIVE PURPOSES ONLY AND IS BASED ON A HYPOTHETICAL OFFERING. FOR EACH OFFERING OF SECURITIES, WE WILL SET THE INITIAL PRICE, KNOCK-IN LEVEL AND STOCK REDEMPTION AMOUNT (SUBJECT TO ADJUSTMENT FOR CERTAIN CORPORATE EVENTS AFFECTING THE APPLICABLE UNDERLYING STOCK) ON THE DATE WE PRICE THE SECURITIES, WHICH WE REFER TO AS THE PRICING DATE. IT IS NOT POSSIBLE, HOWEVER, TO PREDICT THE CLOSING PRICE OF ANY OF THE UNDERLYING STOCKS ON THE DETERMINATION DATE OR AT ANY TIME DURING THE LIFE OF THE SECURITIES.

     In this Pricing Supplement, we have provided under the heading "Hypothetical Sensitivity Analysis of Total Return of the Securities at Maturity" the total return of owning securities of a hypothetical offering through maturity for various hypothetical closing prices of a hypothetical common stock on the determination date in the case where the knock-in level has been breached and in the case where the knock-in level has not been breached.

DO I GET ALL MY PRINCIPAL BACK AT MATURITY?

     You are not guaranteed to receive any return of principal at maturity. If the closing price of the applicable Underlying Stock falls below the applicable knock-in level on any trading day during the Knock-in Period, and the closing price of such Underlying Stock is below the applicable initial price on the determination date, we will deliver to you shares of such Underlying Stock. The market value of the shares of such Underlying Stock at the time you receive those shares will be less than the principal amount of the Securities and could be zero.

IS THERE A LIMIT TO HOW MUCH I CAN EARN OVER THE LIFE OF THE SECURITIES?

     Yes. The amount payable under the terms of the Securities will never exceed the principal amount of the Securities payable at maturity plus the applicable interest payments you earn over the life of the Securities.

DO I BENEFIT FROM ANY APPRECIATION IN THE UNDERLYING STOCK OVER THE LIFE OF THE SECURITIES?

     No. The amount paid at maturity for each $1,000 principal amount of the Securities will not exceed $1,000. As a result, if the applicable Underlying Stock has appreciated above its price level on the pricing date, the payment you will receive at maturity will not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

     You can purchase Securities in $1,000 denominations or in integral multiples thereof.

IS THERE A SECONDARY MARKET FOR THE SECURITIES?

     The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be extremely limited. You should be willing to hold your Securities until the maturity date.

     Although it is not required to do so, we have been informed by our affiliate that when these offerings are complete, it intends to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliate does make such a market in the Securities, it may stop doing so at any time.

     In connection with any secondary market activity in the Securities, our affiliate may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time. INVESTORS ARE ADVISED THAT ANY PRICES SHOWN ON ANY WEBSITE OR BLOOMBERG PAGE ARE INDICATIVE PRICES ONLY AND, AS SUCH, THERE CAN BE NO ASSURANCE THAT ANY TRADE COULD BE EXECUTED AT SUCH PRICES. Investors should contact their brokerage firm for further information.

     In addition, the issue price of the Securities includes the selling agents' commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the profit component that our affiliate has charged in consideration for assuming the risks inherent in managing the hedging the transactions. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Use of Proceeds."

TELL ME MORE ABOUT ABN AMRO BANK N.V. AND ABN AMRO HOLDING N.V.

     ABN AMRO Bank N.V. is an international banking group offering a wide range of banking products and financial services worldwide through our network of offices and branches. ABN AMRO Holding N.V. is the parent company of ABN AMRO Bank N.V. Holding's main purpose is to own the Bank and its subsidiaries. All of the Securities issued by the Bank hereunder are fully and unconditionally guaranteed by Holding.

     On November 2, 2007 a consortium (the "Consortium") of the Royal Bank of Scotland Group plc ("RBS"), Fortis SA/NV and Fortis N.V. (collectively, "Fortis"), and Banco Santander Central Hispano SA, which had made a tender offer for the shares of Holding, announced that approximately 98.8% of the shares of Holding had been tendered to the Consortium as of October 31, 2007. On September 22, 2008 the Consortium acquired the remaining shares of Holding. On October 3, 2008 Holding jointly announced with the Dutch Minister of Finance (the "Minister") that on that date the Minister acquired all shares of Fortis Bank Nederland (Holding) NV from Fortis, which effectively transferred Fortis' share in Holding to the State of the Netherlands.

     On November 28, 2008 UK Financial Investments Limited, which is wholly owned by the UK government, acquired 57.9% of the enlarged issued ordinary share capital of RBS and (pound)5 billion of RBS preference shares. On January 19, 2009, RBS announced that it had reached agreement with the UK Treasury and UK Financial Investments Limited to replace the (pound)5 billion of RBS preference shares with new RBS ordinary shares.

     Holding is no longer listed on Euronext or the New York Stock Exchange but files periodic reports with the SEC. ABN AMRO Bank N.V. is rated A+ by Standard & Poor's and Aa2 by Moody's. "See "Risk Factors--Changes in Our Credit Ratings May Affect the Market Value of Your Securities."

WHERE CAN I FIND OUT MORE ABOUT THE ISSUERS OF THE UNDERLYING STOCKS?

     Because each of the Underlying Stocks are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the issuers of the Underlying Stocks are required to file periodically certain financial and other information specified by the Commission which is available to the public. You should read "The Underlying Stocks" in this Pricing Supplement to learn how to obtain public information regarding the Underlying Stocks and other important information. The historical highest closing price, lowest closing price and last day closing price of the Underlying Stocks for each quarter since 2003 are set forth under the heading "The Underlying Stocks" in this Pricing Supplement.

     THE ISSUERS OF THE UNDERLYING STOCKS ARE NOT AFFILIATES OF OURS AND ARE NOT INVOLVED WITH THESE OFFERINGS IN ANY WAY. THE OBLIGATIONS REPRESENTED BY THE SECURITIES ARE OUR OBLIGATIONS, NOT THOSE OF THE UNDERLYING STOCKS ISSUERS. INVESTING IN THE SECURITIES IS NOT EQUIVALENT TO INVESTING IN THE SHARES OF AN ISSUER OF ANY OF THE UNDERLYING STOCKS.

WHO WILL DETERMINE WHETHER THE CLOSING PRICE OF EACH UNDERLYING STOCK HAS FALLEN BELOW THE APPLICABLE KNOCK-IN LEVEL, THE CLOSING PRICE OF EACH UNDERLYING STOCK ON THE DETERMINATION DATE, AND THE STOCK REDEMPTION AMOUNT AND THE INITIAL PRICE FOR EACH SUCH UNDERLYING STOCK?

     We have appointed our affiliate ABN AMRO Incorporated, which we refer to as AAI, to act as calculation agent for Wilmington Trust Company, the trustee for the Securities and Citibank, N.A., the securities administrator. As calculation agent, AAI will determine whether the closing price of each Underlying Stock has fallen below the applicable knock-in level, the closing price of each Underlying Stock on the determination date, and the stock redemption amount and the initial price for each such Underlying Stock. The calculation agent may adjust the initial price of any Underlying Stock and consequently the applicable stock redemption amount and applicable knock-in level, which we describe in the section called "Description of Securities -- Adjustment Events."

WHO INVESTS IN THE SECURITIES?

     The Securities are not suitable for all investors. The Securities might be considered by investors who:

o seek a higher interest rate than the current dividend yield on the applicable Underlying Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating;

o are willing to accept the risk of owning equity in general and the applicable Underlying Stock in particular and the risk that they could lose their entire investment;

o do not expect to participate in any appreciation in the price of the applicable Underlying Stock; and

o    and are willing to hold the Securities until maturity.

     You should carefully consider whether the Securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

WHAT ARE SOME OF THE RISKS IN OWNING THE SECURITIES?

     Investing in the Securities involves a number of risks. We have described the most significant risks relating to the Securities under the heading "Risk Factors" in this Pricing Supplement which you should read before making an investment in the Securities.

     Some selected risk considerations include:

o CREDIT RISK. Because you are purchasing a security from us, you are assuming our credit risk. In addition, because the Securities are fully and unconditionally guaranteed by Holding, you are assuming the credit risk of Holding in the event that we fail to make any payment or delivery required by the terms of the Securities.

o PRINCIPAL RISK. The Securities are not principal protected, which means there is no guaranteed return of principal. If the closing price of the applicable Underlying Stock falls below the applicable knock-in level on any trading day during the Knock-in Period and the closing price on the determination date is less than the applicable initial price, we will deliver to you a fixed number of shares of such Underlying Stock with a market value less than the principal amount of the Securities, which value may be zero.

o LIQUIDITY AND MARKET RISK. The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be very limited or non-existent. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

WHAT IF I HAVE MORE QUESTIONS?

     You should read the "Description of Securities" in this Pricing Supplement for a detailed description of the terms of the Securities. The Securities are senior notes issued as part of our ABN Notes(SM) program and guaranteed by Holding. The Securities offered by the Bank will constitute the Bank's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantee of Holding will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations. You can find a general description of our ABN Notes(SM) program in the accompanying Prospectus Supplement. We also describe the basic features of this type of note in the sections called "Description of Notes" and "Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices".

     You may contact our principal executive offices at Gustav Mahleraan 10, 1082 PP Amsterdam, The Netherlands. Our telephone number is (31-20) 628-9393.

                                  RISK FACTORS

     This section describes the most significant risks relating to the Securities. For a discussion of certain general risks associated with your investment in the Securities, please refer to the section entitled "Risk Factors" beginning on page S-3 of the accompanying prospectus supplement. YOU SHOULD CAREFULLY CONSIDER WHETHER THE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE YOU DECIDE TO PURCHASE THEM. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

THE SECURITIES ARE NOT ORDINARY SENIOR NOTES; THERE IS NO GUARANTEED RETURN OF PRINCIPAL

     The Securities combine limited features of debt and equity. The terms of the Securities differ from those of ordinary equity securities in that you will not participate in any appreciation of the Underlying Shares even if the price of the Underlying Shares rises above the initial price. The terms of the Securities differ from those of ordinary debt securities in that we will not pay you a fixed principal amount in cash at maturity if the closing price of the applicable Underlying Stock has fallen below the applicable knock-in level on any trading day during the Knock-in Period and, in addition, the closing price of the applicable Underlying Stock is below the applicable initial price on the determination date. In such event, we will exchange each Security you hold for a number of shares of the applicable Underlying Stock equal to the stock redemption amount. Such shares will have a market value of less than the principal amount of the Securities, and such value may be zero. You cannot predict the future performance of any Underlying Stock based on its historical performance. ACCORDINGLY, YOU COULD LOSE SOME OR ALL OF THE AMOUNT YOU INVEST IN THE SECURITIES.

THE SECURITIES WILL NOT PAY MORE THAN THE STATED PRINCIPAL AMOUNT AT MATURITY

     The amount paid at maturity of the Securities in cash or shares of Underlying Stock will not exceed the principal amount of the Securities. If the closing price of the applicable Underlying Stock on the determination date is equal to or exceeds the applicable initial price (regardless of whether the applicable knock-in level has been previously breached), you will receive the principal amount of the Securities irrespective of any appreciation in the share price. You will not receive shares of the applicable Underlying Stock or any other asset equal to the value of the shares of the applicable Underlying Stock. As a result, if the applicable Underlying Stock has appreciated above its closing price level on the pricing date, the payment you will receive at maturity will not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE; SECONDARY TRADING MAY BE LIMITED

     You should be willing to hold your Securities until the maturity date. The Securities will not be listed on any securities exchange; accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be very limited or non-existent. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Upon completion of the offering, our affiliate has informed us that it intends to purchase and sell the Securities from time to time in off-exchange transactions, but it is not required to do so. If our affiliate does make such a market in the Securities, it may stop doing so at any time.

     In addition, the total principal amount of the Securities being offered is not being purchased by investors in the offering, and one or more of our affiliates has agreed to purchase the unsold portion. Such affiliate or affiliates intend to hold the Securities for investment purposes, for at least 30 days, which may affect the supply of Securities available for secondary trading and therefore adversely affect the price of the Securities in any secondary trading. If a substantial portion of any Securities held by our affiliates were to be offered for sale following this offering, the market price of such Securities could fall, especially if secondary trading in such Securities is limited or illiquid.

MARKET PRICE OF THE SECURITIES INFLUENCED BY MANY UNPREDICTABLE FACTORS

     The value of the Securities may move up and down between the date you purchase them and the determination date when the calculation agent determines the amount to be paid to the holders of the Securities on the maturity date.

     Several factors, many of which are beyond our control, will influence the value of the Securities, including:

     o the market price of the Underlying Shares, in particular, whether the closing price of the Underlying Shares has fallen below the knock-in level on any trading day;

     o the volatility (frequency and magnitude of changes) in the price of the Underlying Shares;

     o the dividend rate on the Underlying Shares. While dividend payments on the Underlying Shares, if any, are not paid to holders of the Securities, such payments may have an influence on the market price of the Underlying Shares and therefore on the Securities;

     o    interest and yield rates in the market;

     o economic, financial, political and regulatory or judicial events that affect the stock markets generally and which may affect the closing price of the Underlying Shares and/or the Securities;

     o    the time remaining to the maturity of the Securities;

     o the occurrence of certain events affecting the Underlying Shares which may require an adjustment to the initial price; and

     o the creditworthiness of the Bank as issuer of the Securities and Holding as the guarantor of the Bank's obligations under the Securities. Any person who purchases the Securities is relying upon the creditworthiness of the Bank and Holding and has no rights against any other person. The Securities constitute the general, unsecured and unsubordinated contractual obligations of the Bank and Holding.

     Some or all of these factors will influence the price that you will receive if you sell your Securities in the secondary market, if any, prior to maturity. For example, you may have to sell your Securities at a substantial discount from the principal amount if at the time of sale the market price of the applicable Underlying Stock is at, below, or not sufficiently above the applicable knock-in level. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices."

CHANGES TO OUR CREDIT RATINGS MAY AFFECT THE MARKET VALUE OF YOUR SECURITIES

     Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the Securities. Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion. Consequently, actual or anticipated changes to our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon factors in addition to our ability to pay our obligations under the Securities, an improvement in our credit ratings will not necessarily increase the market value of the Securities and will not reduce market risk and other investment risks related to the Securities. Credit ratings do not address the price, if any, at which the Securities may be resold prior to maturity (which may be substantially less than the issue price of the Securities) and are not recommendations to buy, sell or hold the Securities. See "Risk Factors--Market Price of the Securities Influenced by Many Unpredictable Factors"

THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES

     Assuming no change in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities, as well as the profit component included in the cost of hedging our obligations under the Securities. In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

AN INCREASE IN THE VALUE OF THE APPLICABLE UNDERLYING STOCK WILL NOT INCREASE THE RETURN ON YOUR INVESTMENT

     Owning a Security linked to an Underlying Stock is not the same as owning such Underlying Stock. Accordingly, the market value of your Securities may not have a direct relationship with the market price of the applicable Underlying Stock, and changes in the market price of the applicable Underlying Stock may not result in a comparable change in the market value of your Securities. If the price per share of applicable Underlying Stock increases above the applicable initial price, the market value of the Securities may not increase. It is also possible for the price per share of applicable Underlying Stock to increase while the market price of the Securities declines.

WE MAY NOT BE ABLE TO DELIVER SHARES OF THE APPLICABLE UNDERLYING STOCK AT MATURITY

     If due to events beyond our reasonable control, as determined by us in our sole discretion, shares of the applicable Underlying Stock are not available for delivery at maturity we may pay you cash in lieu of delivering such Underlying Stock. In such a case, the amount of cash we will deliver will be an amount calculated by multiplying the Stock Redemption Amount by the Closing Price of the shares of the applicable Underlying Stock on the determination date. Accordingly, if you have sold shares of such Underlying Stock and your sale is to settle on the maturity date or you have otherwise agreed to deliver shares of such Underlying Stock on the maturity date, your trade may fail in the event we do not deliver shares of the applicable Underlying Stock to you.

POTENTIAL CONFLICTS OF INTEREST; NO SECURITY INTEREST IN THE UNDERLYING STOCK HELD BY US

     We and our affiliates may carry out hedging activities that minimize our risks related to the Securities, including trading in the Underlying Shares. In particular, on or prior to the date of this Pricing Supplement, we, through our affiliates, hedged our anticipated exposure in connection with the Securities by taking positions in the Underlying Shares, options contracts on Underlying Shares listed on major securities markets, and/or other instruments that we deemed appropriate in connection with such hedging. Our purchase activity, however, could potentially have increased the initial price of the Underlying Shares, and therefore increased the knock-in level, below which we would be required to deliver to you at maturity Underlying Shares, which, in turn, would have a value less than the principal amount of your Securities.

     Through our affiliates, we are likely to modify our hedge position throughout the life of the Securities by purchasing and selling Underlying Shares, options contracts on Underlying Shares listed on major securities markets or positions in other securities or instruments that we may wish to use in connection with such hedging. We cannot give you any assurance that we have not or will not affect such price as a result of our hedging or trading activities. Such hedging or trading activities during the term of the Securities could adversely affect whether the price of the Underlying Shares decreases below the Knock-in Level and therefore, whether or not you will receive the stated principal amount of the Securities or Underlying Shares at maturity. It is possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the Securities may decline. We or one or more of our affiliates may also engage in trading the Underlying Shares and other investments relating to Caterpillar on a regular basis as part of our or its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the price of the Underlying Shares and, therefore, the value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying Shares. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely effect the value of the Securities. It is also possible that any advisory services that we or our affiliates provide in the course of any business with Caterpillar or its affiliates could lead to actions on the part of the issuer of the stock which might adversely affect the value of the Underlying Shares.

     The indenture governing the Securities does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the Underlying Stocks acquired by us or our affiliates. Neither we nor Holding nor any of our affiliates will pledge or otherwise hold any Underlying Stock for the benefit of holders of the Securities in order to enable the holders to exchange their Securities for shares of the applicable Underlying Stock under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or Holding, as the case may be, any Underlying Stock that we or Holding own will be subject to the claims of our creditors or Holding's creditors generally and will not be available specifically for the benefit of the holders of the Securities.

NO SHAREHOLDER RIGHTS IN THE UNDERLYING STOCK

     As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of any Underlying Stock would have.

     Because neither we nor Holding nor any of our affiliates are affiliated with any of the issuers of the Underlying Stocks, we have no ability to control or predict the actions of such issuers, including any corporate actions of the type that would require the calculation agent to adjust the applicable initial price and consequently the applicable knock-in level and applicable stock redemption amount, and have no ability to control the public disclosure of these corporate actions or any other events or circumstances affecting such issuers. THE ISSUERS OF THE UNDERLYING STOCKS ARE NOT INVOLVED IN THE OFFER OF THE SECURITIES IN ANY WAY AND HAVE NO OBLIGATION TO CONSIDER YOUR INTEREST AS AN OWNER OF THE SECURITIES IN TAKING ANY CORPORATE ACTIONS THAT MIGHT AFFECT THE VALUE OF YOUR SECURITIES. NONE OF THE MONEY YOU PAY FOR THE SECURITIES WILL GO TO ANY OF THE ISSUERS OF THE UNDERLYING STOCKS.

INFORMATION REGARDING THE ISSUERS OF THE UNDERLYING STOCKS

     Neither we nor Holding nor any of our affiliates assume any responsibility for the adequacy of the information about the issuers of the Underlying Stocks contained in this Pricing Supplement or in any of such issuers' publicly available filings. AS AN INVESTOR IN THE SECURITIES, YOU SHOULD MAKE YOUR OWN INVESTIGATION INTO THESE ISSUERS. NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES HAVE ANY AFFILIATION WITH THE ISSUERS OF THE UNDERLYING STOCKS, AND ARE NOT RESPONSIBLE FOR SUCH ISSUERS' PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE. We do not have any material non-public information about such issuers as of the date of this Pricing Supplement although we or our subsidiaries may currently or from time to time engage in business with such issuers, including extending loans to, or making equity investments in, or providing investment advisory services to such issuers, including merger and acquisition advisory services.

LIMITED ANTIDILUTION PROTECTION

     As calculation agent, AAI, which is our affiliate, will adjust the initial price and consequently the stock redemption amount and knock-in level for certain events affecting an Underlying Stock, such as stock splits and corporate actions. The calculation agent is not required to make an adjustment for every corporate action which affects an Underlying Stock. For example, the calculation agent is not required to make any adjustments if the issuer of an Underlying Stock or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. IF AN EVENT OCCURS THAT DOES NOT REQUIRE THE CALCULATION AGENT TO ADJUST THE AMOUNT OF SHARES OF THE APPLICABLE UNDERLYING STOCK PAYABLE AT MATURITY, THE MARKET PRICE OF THE SECURITIES MAY BE MATERIALLY AND ADVERSELY AFFECTED.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

     Certain of our affiliates have agreed to purchase for investment the portion of the Securities that has not been purchased by investors in each of these offerings, which initially they intend to hold for investment purposes. As a result, upon completion of these offerings, our affiliates may own a substantial portion of the aggregate principal amount of each offering of Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. For example, our affiliates may attempt to sell the Securities that they had been holding for investment purposes at the same time that you attempt to sell your Securities, which could depress the price, if any, at which you can sell your Securities. Moreover, the liquidity of the market for the Securities, if any, could be substantially reduced as a result of our affiliates holding the Securities. See "--The Securities Will

Not be Listed on any Securities Exchange; Secondary Trading May Be Limited." In addition, our affiliates could have substantial influence over any matter subject to consent of the security holders.

POTENTIAL CONFLICTS OF INTEREST BETWEEN HOLDERS OF SECURITIES AND THE CALCULATION AGENT

     As calculation agent, AAI, which is our affiliate, will calculate the payout to you at maturity of the Securities. AAI and other affiliates may carry out hedging activities related to the Securities, including trading in the Underlying Stocks, as well as in other instruments related to the Underlying Stocks. AAI and some of our other affiliates also trade the Underlying Stocks on a regular basis as part of their general broker dealer businesses. Any of these activities could influence AAI's determinations as calculation agent and any such trading activity could potentially affect the price of the Underlying Stocks and, accordingly could affect the payout on the Securities. AAI IS AN AFFILIATE OF ABN AMRO BANK N.V.

     In addition, if certain reorganization events occur as defined under "Description of Securities--Adjustment Events" the calculation agent may adjust the applicable initial price and consequently the applicable knock-in level and applicable stock redemption amount to reflect the new securities issued in such reorganization event. The calculation agent may make such adjustment based on its assessment of the market value and volatility of those new securities, which may adversely affect the value of the Securities. The calculation agent's adjustment to the Securities may be influenced by, among other things, our or our affiliates' hedging transactions with respect to the Securities and our or their ability to hedge our obligations under the Securities following those reorganization events. There can be no assurance that a reorganization event will not occur or that the calculation agent's adjustments upon a reorganization event will not adversely affect the value of the Securities.

     Moreover, the issue price of the Securities includes the agents' commissions and certain costs of hedging our obligations under the Securities. Our affiliates through which we hedge our obligations under the Securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

TAX TREATMENT

     You should also consider the tax consequences of investing in the Securities. Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the U.S. Internal Revenue Service (the "IRS") or from the Dutch authorities regarding the tax treatment of the Securities, and the IRS, the Dutch authorities or a court may not agree with the tax treatment described in the accompanying Prospectus Supplement. Please read carefully the sections entitled "United States Federal Taxation" (and in particular the subsection entitled "--Mandatorily Exchangeable Notes--Reverse Exchangeable and Knock-in Reverse Exchangeable Securities") and "Taxation in the Netherlands" in the accompanying Prospectus Supplement. You should consult your tax advisor about your own situation.

                              THE UNDERLYING STOCKS

PUBLIC INFORMATION

     The Underlying Stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the SEC Headquarters Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (tel:
202-551-8090), and at the Commission's regional offices at Northeast Regional Office, 3 World Financial Center, Suite 400, New York, New York 10281 (tel:
212-336-1100) and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by the Underlying Stocks issuers pursuant to the Exchange Act can be located by reference to the SEC file number provided below.

     In addition, information regarding the Underlying Stocks issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

     THIS PRICING SUPPLEMENT RELATES ONLY TO THE SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING STOCKS OR OTHER SECURITIES OF THE UNDERLYING STOCKS ISSUERS. WE HAVE DERIVED ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING THE UNDERLYING STOCKS ISSUERS FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NEITHER WE NOR HOLDING NOR THE AGENTS HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE UNDERLYING STOCKS ISSUERS IN CONNECTION WITH THE OFFERING OF THE SECURITIES. NEITHER WE NOR HOLDING NOR THE AGENTS MAKE ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE UNDERLYING STOCKS ISSUERS ARE ACCURATE OR COMPLETE. FURTHERMORE, NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICE OF THE UNDERLYING STOCKS (AND THEREFORE THE APPLICABLE INITIAL PRICE AND THE APPLICABLE KNOCK-IN LEVEL AND STOCK REDEMPTION AMOUNT) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING THE UNDERLYING STOCKS ISSUERS COULD AFFECT THE VALUE YOU WILL RECEIVE ON THE MATURITY DATE WITH RESPECT TO THE SECURITIES AND THEREFORE THE TRADING PRICES OF THE SECURITIES. NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES HAVE ANY OBLIGATION TO DISCLOSE ANY INFORMATION ABOUT THE UNDERLYING STOCKS ISSUERS AFTER THE DATE OF THIS PRICING SUPPLEMENT.

     NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES MAKES ANY REPRESENTATION TO YOU AS TO THE PERFORMANCE OF THE UNDERLYING STOCKS.

     We and/or our affiliates may presently or from time to time engage in business with the Underlying Stock issuers, including extending loans to, or making equity investments in, or providing advisory services to the Underlying Stocks issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Underlying Stocks issuers and, in addition, one or more of our affiliates may publish research reports with respect to the Underlying Stocks issuers. The statement in the preceding sentence is not intended to affect the rights of holders of the Securities under the securities laws. AS A PROSPECTIVE PURCHASER OF A SECURITY, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF THE UNDERLYING STOCKS ISSUERS AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN THE UNDERLYING STOCKS.

     Neither we nor Holding make any representation as to the amount of dividends, if any, that any of the Underlying Stock issuers will pay in the future. In any event, as a holder of a Security, you will not be entitled to receive dividends, if any, that may be payable on any of the Underlying Stocks.

JPMORGAN CHASE & CO.

     According to publicly available documents, JPMorgan Chase & Co., which we refer to as "JPMorgan," is a financial holding company that through its bank and non-bank subsidiaries provides retail and commercial banking services as well as investment banking services. JPMorgan's SEC file number is 1-5805.

HISTORICAL INFORMATION

     The common stock of JPMorgan is traded on the NYSE under the symbol "JPM". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of JPMorgan since 2004. The closing price for each share of common stock on March 13, 2009 was $23.75. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the common stock of JPMorgan as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF JPMORGAN'S COMMON STOCK WILL NOT DECREASE, SUCH THAT WE WILL DELIVER SHARES OF COMMON STOCK OF JPMORGAN AT MATURITY.


PERIOD                                        HIGH          LOW        LAST DAY
------                                      INTRA-DAY    INTRA-DAY      CLOSING
                                              PRICE        PRICE         PRICE
                                              -----        -----         -----
2004
  First Quarter..........................     $43.84       $36.31        $41.95
  Second Quarter.........................     $42.56       $34.62        $38.77
  Third Quarter..........................     $40.25       $35.50        $39.73
  Fourth Quarter.........................     $40.45       $36.35        $39.01
2005
  First Quarter..........................     $39.65       $34.35        $34.60
  Second Quarter.........................     $36.49       $33.36        $35.32
  Third Quarter..........................     $35.95       $33.32        $33.93
  Fourth Quarter ........................     $40.56       $32.98        $39.69
2006
  First Quarter..........................     $42.42       $37.88        $41.64
  Second Quarter.........................     $46.80       $39.34        $42.00
  Third Quarter .........................     $47.49       $40.40        $46.96
  Fourth Quarter.........................     $49.00       $45.51        $48.30
2007
  First Quarter..........................     $51.95       $45.91        $48.38
  Second Quarter.........................     $53.25       $47.70        $48.45
  Third Quarter .........................     $50.48       $42.18        $45.82
  Fourth Quarter.........................     $48.02       $40.15        $43.65
2008
  First Quarter..........................     $49.28       $36.02        $42.95
  Second Quarter.........................     $49.75       $33.96        $34.31
  Third Quarter..........................     $48.35       $29.25        $46.70
  Fourth Quarter.........................     $50.50       $19.69        $31.53
2009
   First Quarter
          (through March 13, 2009).......     $31.64       $14.96        $23.75

TARGET CORPORATION

     According to publicly available documents, Target Corporation, which we refer to as "Target," operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. Target's SEC file number is 1-6049.

HISTORICAL INFORMATION

     The common stock of Target is traded on the NYSE under the symbol "TGT". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Target since 2004. The closing price for each share of common stock on March 13, 2009 was $29.97. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the common stock of Target as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF TARGET COMPANY'S COMMON STOCK WILL NOT DECREASE, SUCH THAT WE WILL DELIVER SHARES OF COMMON STOCK OF TARGET AT MATURITY.

PERIOD                                        HIGH          LOW        LAST DAY
------                                      INTRA-DAY    INTRA-DAY      CLOSING
                                              PRICE        PRICE         PRICE
                                              -----        -----         -----
2004
  First Quarter..........................     $45.85       $36.65        $45.04
  Second Quarter.........................     $46.89       $41.25        $42.47
  Third Quarter..........................     $46.90       $40.03        $45.25
  Fourth Quarter.........................     $54.14       $45.30        $51.93
2005
  First Quarter..........................     $53.20       $47.76        $50.02
  Second Quarter.........................     $56.24       $45.55        $54.41
  Third Quarter..........................     $60.00       $49.93        $51.93
  Fourth Quarter ........................     $59.01       $50.78        $54.97
2006
  First Quarter..........................     $55.85       $51.93        $52.01
  Second Quarter.........................     $55.13       $47.26        $48.87
  Third Quarter .........................     $56.67       $44.85        $55.25
  Fourth Quarter.........................     $60.31       $54.60        $57.05
2007
  First Quarter..........................     $64.73       $56.61        $59.26
  Second Quarter.........................     $65.07       $56.80        $63.60
  Third Quarter .........................     $70.75       $56.06        $63.57
  Fourth Quarter.........................     $68.50       $48.85        $50.00
2008
  First Quarter..........................     $57.32       $47.25        $50.68
  Second Quarter.........................     $55.71       $46.34        $46.49
  Third Quarter..........................     $59.22       $42.34        $49.05
  Fourth Quarter.........................     $48.75       $25.60        $34.53
2009
   First Quarter
        (through March 13, 2009).........     $38.60       $25.00        $29.97

ARCHER-DANIELS-MIDLAND COMPANY

     According to publicly available documents, Archer-Daniels-Midland Company, which we refer to as "Archer-Daniels" is engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. Archer Daniels SEC file number is 1-44.

HISTORICAL INFORMATION

     The common stock of Archer-Daniels is traded on the NYSE under the symbol "ADM". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Archer-Daniels since 2004. The closing price for each share of common stock on March 13, 2009 was $27.81. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the common stock of Archer-Daniels as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF ARCHER-DANIELS'S COMMON STOCK WILL NOT DECREASE, SUCH THAT WE WILL DELIVER SHARES OF COMMON STOCK OF ARCHER-DANIELS AT MATURITY.


PERIOD                                        HIGH          LOW        LAST DAY
------                                      INTRA-DAY    INTRA-DAY      CLOSING
                                              PRICE        PRICE         PRICE
                                              -----        -----         -----
2004
  First Quarter..........................     $17.83       $14.90        $16.87
  Second Quarter.........................     $17.95       $16.05        $16.78
  Third Quarter..........................     $17.00       $14.95        $16.98
  Fourth Quarter.........................     $22.55       $16.72        $22.31
2005
  First Quarter..........................     $25.37       $21.35        $24.58
  Second Quarter.........................     $25.30       $17.60        $21.38
  Third Quarter..........................     $24.75       $20.44        $24.66
  Fourth Quarter ........................     $25.55       $23.24        $24.66
2006
  First Quarter..........................     $35.50       $24.05        $33.65
  Second Quarter.........................     $46.70       $34.60        $41.28
  Third Quarter .........................     $45.04       $36.50        $37.88
  Fourth Quarter.........................     $40.00       $31.20        $31.96
2007
  First Quarter..........................     $37.83       $30.46        $36.70
  Second Quarter.........................     $39.65       $32.06        $33.09
  Third Quarter .........................     $37.02       $31.29        $33.08
  Fourth Quarter.........................     $47.33       $32.43        $46.43
2008
  First Quarter..........................     $47.18       $38.25        $41.16
  Second Quarter.........................     $48.95       $31.65        $33.75
  Third Quarter..........................     $33.75       $19.70        $21.91
  Fourth Quarter.........................     $29.08       $13.53        $28.83
2009
  First Quarter
         (through March 13, 2009)........     $29.49       $24.09        $27.81

FREEPORT-MCMORAN COPPER & GOLD INC.

     According to publicly available documents, Freeport-McMoRan Copper & Gold Inc., which we refer to as "Freeport-McMoRan," is a copper, gold, and molybdenum mining company. Freeport-McMoRan's SEC file number is 1-9916.

HISTORICAL INFORMATION

     The common stock of Freeport-McMoRan is traded on the NYSE under the symbol "FCX". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Freeport-McMoRan since 2004. The closing price for each share of common stock on March 13, 2009 was $37.04. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the common stock of Freeport-McMoRan as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF FREEPORT-MCMORAN'S COMMON STOCK WILL NOT DECREASE, SUCH THAT WE WILL DELIVER SHARES OF COMMON STOCK OF FREEPORT-MCMORAN AT MATURITY.

PERIOD                                        HIGH          LOW        LAST DAY
------                                      INTRA-DAY    INTRA-DAY      CLOSING
                                              PRICE        PRICE         PRICE
                                              -----        -----         -----
2004
  First Quarter..........................    $ 40.46       $31.63       $ 35.22
  Second Quarter.........................    $ 35.91       $25.16       $ 29.87
  Third Quarter..........................    $ 37.96       $28.42       $ 36.49
  Fourth Quarter.........................    $ 38.34       $30.62       $ 34.68
2005
  First Quarter..........................    $ 39.82       $31.86       $ 36.37
  Second Quarter.........................    $ 37.02       $28.94       $ 34.38
  Third Quarter..........................    $ 45.95       $34.09       $ 45.13
  Fourth Quarter ........................    $ 52.34       $40.68       $ 50.43
2006
  First Quarter..........................    $ 60.92       $44.16       $ 56.59
  Second Quarter.........................    $ 68.36       $41.46       $ 53.30
  Third Quarter .........................    $ 59.92       $45.77       $ 51.96
  Fourth Quarter ........................    $ 62.14       $46.44       $ 55.73
2007
  First Quarter .........................    $ 67.19       $48.98       $ 66.19
  Second Quarter.........................    $ 85.50       $65.62       $ 82.82
  Third Quarter .........................    $110.48       $67.08       $104.89
  Fourth Quarter.........................    $120.20       $85.71       $102.44
2008
  First Quarter..........................    $107.37       $69.10       $ 96.22
  Second Quarter.........................    $127.23       $93.00       $117.19
  Third Quarter..........................    $117.08       $51.24       $ 56.85
  Fourth Quarter.........................    $ 56.20       $15.70       $ 24.44
2009
    First Quarter
       (through March 13, 2009)..........    $ 38.00       $21.17       $ 37.04

CHINA MOBILE LIMITED

     According to publicly available documents, China Mobile Limited, which we refer to as "China Mobile," offers mobile telecommunications services principally using the Global System for Mobile Communications (GSM) standard. China Mobile's SEC file number is 1-14696.


HISTORICAL INFORMATION

     The American Depositary Shares of China Mobile Limited are traded on the NYSE under the symbol "CHL". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depositary Shares of China Mobile since 2004, when they were first listed. The closing price for each American Depositary Share on March 13, 2009 was $44.45. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depositary Shares of China Mobile as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF CHINA MOBILE'S AMERICAN DEPOSITARY SHARES WILL NOT DECREASE, SUCH THAT WE WILL DELIVER AMERICAN DEPOSITARY SHARES OF CHINA MOBILE AT MATURITY.

PERIOD                                        HIGH          LOW        LAST DAY
------                                      INTRA-DAY    INTRA-DAY      CLOSING
                                              PRICE        PRICE         PRICE
                                              -----        -----         -----
2004
  First Quarter..........................    $ 18.18       $13.95        $14.64
  Second Quarter.........................    $ 15.17       $12.12        $15.10
  Third Quarter..........................    $ 15.86       $13.45        $15.24
  Fourth Quarter.........................    $ 17.40       $14.16        $17.10
2005
  First Quarter..........................    $ 17.29       $14.84        $16.35
  Second Quarter.........................    $ 19.16       $16.09        $18.52
  Third Quarter..........................    $ 24.78       $17.49        $24.55
  Fourth Quarter ........................    $ 25.70       $21.32        $23.95
2006
  First Quarter..........................    $ 26.98       $22.62        $26.44
  Second Quarter.........................    $ 30.89       $24.35        $28.50
  Third Quarter .........................    $ 36.18       $27.70        $35.28
  Fourth Quarter.........................    $ 45.18       $35.41        $43.14
2007
  First Quarter..........................    $ 51.68       $40.78        $44.76
  Second Quarter.........................    $ 54.65       $44.58        $53.85
  Third Quarter .........................    $ 84.40       $48.62        $82.03
  Fourth Quarter.........................    $103.99       $78.30        $86.86
2008
  First Quarter..........................    $ 89.99       $65.18        $75.00
  Second Quarter.........................    $ 90.01       $65.52        $66.95
  Third Quarter .........................    $ 71.70       $43.78        $50.08
  Fourth Quarter.........................    $ 55.39       $34.39        $50.85
2009
  First Quarter
         (through March 13, 2009)........    $ 55.25       $40.36        $44.45

PETROCHINA COMPANY LIMITED

     According to publicly available documents, PetroChina Company Limited, which we refer to as "PetroChina," is engaged in a broad range of petroleum and natural gas related activities, including the exploration, development, production and sale of crude oil and natural gas. PetroChina's SEC file number is 1-15006.

HISTORICAL INFORMATION

     The American Depositary Shares of PetroChina are traded on the NYSE under the symbol "PTR". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depositary Shares of PetroChina since 2004, when they were first listed. The closing price for each American Depositary Share on March 13, 2009 was $74.70. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depositary Shares of Caterpillar as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF PETROCHINA'S AMERICAN DEPOSITARY SHARES WILL NOT DECREASE, SUCH THAT WE WILL DELIVER AMERICAN DEPOSITARY SHARES OF PETROCHINA AT MATURITY.

PERIOD                                        HIGH          LOW        LAST DAY
------                                      INTRA-DAY    INTRA-DAY      CLOSING
                                              PRICE        PRICE         PRICE
                                              -----        -----         -----
2004
  First Quarter..........................    $ 63.70       $ 46.90      $ 51.10
  Second Quarter.........................    $ 51.28       $ 41.28      $ 46.30
  Third Quarter..........................    $ 53.90       $ 45.76      $ 53.76
  Fourth Quarter.........................    $ 57.12       $ 51.99      $ 53.69
2005
  First Quarter..........................    $ 65.70       $ 51.05      $ 63.22
  Second Quarter.........................    $ 74.95       $ 59.25      $ 73.45
  Third Quarter..........................    $ 95.60       $ 73.64      $ 83.37
  Fourth Quarter.........................    $ 84.22       $ 72.44      $ 81.96
2006
  First Quarter..........................    $105.84       $ 82.46      $104.95
  Second Quarter.........................    $122.82       $ 89.85      $107.97
  Third Quarter..........................    $117.42       $103.78      $107.65
  Fourth Quarter ........................    $142.60       $103.04      $140.78
2007
  First Quarter..........................    $141.40       $108.20      $117.09
  Second Quarter.........................    $152.05       $112.11      $148.68
  Third Quarter .........................    $189.52       $121.09      $185.11
  Fourth Quarter.........................    $266.81       $170.63      $175.47
2008
  First Quarter..........................    $182.97       $114.52      $125.31
  Second Quarter.........................    $158.49       $125.32      $128.86
  Third Quarter .........................    $138.64       $ 92.79      $102.73
  Fourth Quarter.........................    $105.50       $ 56.81      $ 88.98
2009
    First Quarter
       (through March 13, 2009)..........    $103.29       $ 63.95      $ 74.70

CATERPILLAR INC.

     According to publicly available documents, Caterpillar Inc., which we refer to as "Caterpillar," is a producer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Caterpillar is also a services provider through Caterpillar Financial Services, Caterpillar Logistics Services and Caterpillar Remanufacturing Services. Caterpillar's SEC file number is 1-768.

HISTORICAL INFORMATION

     The common stock of Caterpillar is traded on the NYSE under the symbol "CAT". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Caterpillar since 2004. The closing price for each share of common stock on March 13, 2009 was $26.78. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the common stock of Caterpillar as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF CATERPILLAR'S COMMON STOCK WILL NOT DECREASE, SUCH THAT WE WILL DELIVER SHARES OF COMMON STOCK OF CATERPILLAR AT MATURITY.


PERIOD                                        HIGH          LOW        LAST DAY
------                                      INTRA-DAY    INTRA-DAY      CLOSING
                                              PRICE        PRICE         PRICE
                                              -----        -----         -----
2004
  First Quarter..........................     $42.72       $36.26        $39.54
  Second Quarter.........................     $42.38       $36.01        $39.72
  Third Quarter .........................     $40.65       $34.25        $40.23
  Fourth Quarter.........................     $49.36       $38.40        $48.76
2005
  First Quarter..........................     $49.98       $43.22        $45.72
  Second Quarter.........................     $51.49       $41.35        $47.66
  Third Quarter..........................     $59.87       $47.43        $58.75
  Fourth Quarter ........................     $59.84       $48.30        $57.77
2006
  First Quarter..........................     $77.20       $57.05        $71.81
  Second Quarter.........................     $82.00       $64.41        $74.48
  Third Quarter .........................     $75.43       $62.09        $65.80
  Fourth Quarter.........................     $70.91       $58.85        $61.33
2007
  First Quarter..........................     $68.43       $57.98        $67.03
  Second Quarter.........................     $82.88       $65.87        $78.30
  Third Quarter..........................     $87.00       $70.59        $78.43
  Fourth Quarter ........................     $82.74       $67.00        $72.56
2008
  First Quarter..........................     $78.62       $60.01        $78.29
  Second Quarter.........................     $85.96       $72.56        $73.82
  Third Quarter .........................     $75.87       $58.11        $59.60
  Fourth Quarter.........................     $58.18       $32.00        $44.67
2009
    First Quarter
       (through March 13, 2009)..........     $47.05       $21.72        $26.78

APPLE INC.

     According to publicly available documents, Apple Inc., which we refer to as "Apple," designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software services, peripherals, and networking solutions. Apple's SEC file number is 000-10030.


HISTORICAL INFORMATION

     The common stock of Apple is traded on the NADSAQ Global Select Market under the symbol "AAPL". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Apple since 2004. The closing price for each share of common stock on March 13, 2009 was $95.93. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the common stock of Apple as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF APPLE'S COMMON STOCK WILL NOT DECREASE, SUCH THAT WE WILL DELIVER SHARES OF COMMON STOCK OF APPLE AT MATURITY.


PERIOD                                        HIGH          LOW        LAST DAY
------                                      INTRA-DAY    INTRA-DAY      CLOSING
                                              PRICE        PRICE         PRICE
                                              -----        -----         -----
2004
  First Quarter..........................    $ 14.07       $ 10.59      $ 13.53
  Second Quarter.........................    $ 17.10       $ 12.75      $ 16.27
  Third Quarter .........................    $ 19.64       $ 14.37      $ 19.38
  Fourth Quarter.........................    $ 34.79       $ 18.83      $ 32.20
2005
  First Quarter..........................    $ 45.44       $ 31.30      $ 41.67
  Second Quarter.........................    $ 44.44       $ 33.11      $ 36.81
  Third Quarter..........................    $ 54.56       $ 36.29      $ 53.61
  Fourth Quarter ........................    $ 75.46       $ 47.87      $ 71.89
2006
  First Quarter..........................    $ 87.05       $ 57.67      $ 62.72
  Second Quarter.........................    $ 73.38       $ 55.41      $ 57.12
  Third Quarter .........................    $ 77.78       $ 50.35      $ 77.03
  Fourth Quarter.........................    $ 93.15       $ 72.60      $ 84.84
2007
  First Quarter..........................    $ 97.80       $ 81.90      $ 92.91
  Second Quarter.........................    $127.60       $ 89.60      $122.04
  Third Quarter..........................    $155.00       $111.62      $153.54
  Fourth Quarter ........................    $202.96       $150.64      $198.08
2008
  First Quarter..........................    $200.20       $115.44      $143.50
  Second Quarter.........................    $192.24       $144.54      $167.44
  Third Quarter .........................    $180.91       $100.61      $113.66
  Fourth Quarter.........................    $116.40       $ 79.16      $ 85.35
2009
    First Quarter
          (through March 13, 2009).......    $103.00       $ 78.20      $ 95.93

           HYPOTHETICAL RETURN ANALYSIS OF THE SECURITIES AT MATURITY

     The following tables set out the total return to maturity of a $1,000 investment in a hypothetical Knock-In Reverse Exchangeable security linked to the common stock of XYZ Corporation, a hypothetical underlying common stock, based on the assumptions outlined below and several variables, which include (a) whether the closing price of the hypothetical underlying stock has fallen below the hypothetical knock-in level on any trading day during the Knock-in Period and (b) several hypothetical closing prices for the hypothetical underlying stock on the determination date. The information in the tables is based on hypothetical market values. We cannot predict the market price or the closing price of any underlying stock on the determination date or at any time during the life of the Securities. THE ASSUMPTIONS EXPRESSED BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND DO NOT CORRESPOND TO ANY OF THE UNDERLYING STOCKS TO WHICH THE SECURITIES ARE LINKED. EACH UNDERLYING STOCK WILL HAVE ITS OWN INITIAL PRICE, KNOCK-IN LEVEL AND INTEREST RATE.

ASSUMPTIONS

Hypothetical underlying
  stock:                      Common stock of XYZ Corporation

Hypothetical initial price:   $45.00

Hypothetical knock-in level:  $36.00 (80% of the hypothetical initial price)

Hypothetical annual interest
   on the security:           12.00% per annum or 3.00% over the life of the
                              hypothetical security

Hypothetical term of
   the Security:              3 months

Hypothetical exchange factor: 1.0 (we have assumed that no market disruption event occurs and the calculation agent does not need to adjust the exchange factor for any adjustment events during the term of the Securities).

PAYMENT AT MATURITY IF THE CLOSING PRICE OF THE HYPOTHETICAL UNDERLYING STOCK FALLS BELOW THE HYPOTHETICAL KNOCK-IN LEVEL ON ANY TRADING DAY DURING THE KNOCK-IN PERIOD:

------------------------ --------------------- -------------------------- ------------------------------------------
                                                  HYPOTHETICAL TOTAL
   HYPOTHETICAL XYZ                                    INTEREST                 HYPOTHETICAL TOTAL RETURN(b)
  CORPORATION CLOSING     HYPOTHETICAL VALUE       (PAYABLE IN THREE            OVER THE LIFE OF THE SECURITY
PRICE ON DETERMINATION      OF PAYMENT AT          MONTHLY INTEREST       -------------------- ---------------------
         DATE                MATURITY(a)             PAYMENTS)(c)                  $                    %
------------------------ --------------------- -------------------------- -------------------- ---------------------
   $45.00 or greater          $1,000.00                 $30.00                 $1,030.00                3.00%
        $43.88                $  975.10                 $30.00                 $1,005.10                0.51%
        $42.75                $  949.99                 $30.00                 $  979.99               -2.00%
        $41.85                $  929.99                 $30.00                 $  959.99               -4.00%
        $39.97                $  888.21                 $30.00                 $  918.21               -8.18%
        $37.97                $  843.77                 $30.00                 $  873.77              -12.62%
        $30.38                $  675.10                 $30.00                 $  705.10              -29.49%
        $21.27                $  472.66                 $30.00                 $  502.66              -49.73%
        $10.64                $  236.44                 $30.00                 $  266.44              -73.36%
        $ 5.32                $  118.22                 $30.00                 $  148.22              -85.18%
        $ 0.00                $    0.00                 $30.00                 $   30.00              -97.00%
------------------------ --------------------- -------------------------- -------------------- ---------------------

PAYMENT AT MATURITY IF THE CLOSING PRICE OF THE HYPOTHETICAL UNDERLYING STOCK NEVER FALLS BELOW THE HYPOTHETICAL KNOCK-IN LEVEL ON ANY TRADING DAY DURING THE KNOCK-IN PERIOD:

------------------------ --------------------- -------------------------- ------------------------------------------
                                                  HYPOTHETICAL TOTAL
   HYPOTHETICAL XYZ                                    INTEREST                 HYPOTHETICAL TOTAL RETURN(b)
  CORPORATION CLOSING     HYPOTHETICAL VALUE       (PAYABLE IN THREE            OVER THE LIFE OF THE SECURITY
PRICE ON DETERMINATION      OF PAYMENT AT          MONTHLY INTEREST       -------------------- ---------------------
         DATE                MATURITY(d)             PAYMENTS)(c)                  $                    %
------------------------ --------------------- -------------------------- -------------------- ---------------------
   $45.00 or greater           $1,000.00                 $30.00               $1,030.00               3.00%
        $40.50                 $1,000.00                 $30.00               $1,030.00               3.00%
        $38.48                 $1,000.00                 $30.00               $1,030.00               3.00%
        $36.00                 $1,000.00                 $30.00               $1,030.00               3.00%
------------------------ ---------------------- ------------------------- ------------------- ----------------------

----------------

(a) Based on the assumptions set forth above, if the closing price of the hypothetical underlying stock falls below $36.00 on any trading day during the Knock-in Period and, in addition, the closing price of the hypothetical underlying stock is less than $45.00 on the determination date, the payment at maturity will be made in shares of the hypothetical underlying common stock. For determining the value of the hypothetical payment at maturity, we have assumed that the closing price of the hypothetical underlying stock will be the same on the maturity date as on the determination date.

(b) The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax advisor regarding whether owning the Securities is appropriate for your tax situation. See the sections titled "Risk Factors" in this Pricing Supplement and "United States Federal Taxation" and "Taxation in the Netherlands" in the accompanying Prospectus Supplement.

(c) Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of actual days elapsed. Accordingly, depending on the number of days in any monthly interest payment period, the coupon payable in such period and, consequently, the total interest payable over the life of the Securities, may be less than the amount reflected in this column.

(d) Based on the assumptions set forth above, if the closing price of the hypothetical underlying stock never falls below $36.00 on any trading day during the Knock-in Period, the payment at maturity will be made in cash.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy these documents at the SEC Headquarters Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (tel: 202-551-8090), and at the SEC's regional offices at Northeast Regional Office, 3 World Financial Center, Suite 400, New York, NY 10281 (tel:
212-336-1100) and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports and other information regarding Holding that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov. You can find information Holding has filed with the Commission by reference to file number 1-14624.

     This Pricing Supplement is part of a registration statement that we and Holding filed with the Commission. This Pricing Supplement omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The Commission allows us to incorporate by reference much of the information that we and Holding file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this Pricing Supplement is considered to be part of this Pricing Supplement. Because we and Holding are incorporating by reference future filings with the Commission, this Pricing Supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Pricing Supplement. This means that you must look at all of the Commission filings that we and Holding incorporate by reference to determine if any of the statements in this Pricing Supplement or in any document previously incorporated by reference have been modified or superseded. This Pricing Supplement incorporates by reference all Annual Reports on Form 20-F filed by Holding since September 29, 2006, and any future filings that we or Holding make with the Commission (including any Form 6-K's that we or Holding subsequently file with the Commission) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are identified in such filing as being specifically incorporated by reference into Registration Statement Nos. 333-137691 or 333-137691-02, of which this Pricing Supplement is a part, until we and Holding complete our offering of the Securities to be issued hereunder or, if later, the date on which any of our affiliates cease offering and selling these Securities.

     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628
3842).

                            DESCRIPTION OF SECURITIES

     Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. The term "Security" refers to each $1,000 principal amount of any of the Knock-in Reverse Exchangeable Securities due June 30, 2009 linked to one of the Underlying Stocks set forth below and fully and unconditionally guaranteed by Holding.

The Offerings..............   This Pricing Supplement relates to eight (8)
                              separate offerings of Securities. Each issue of offered Securities is linked to one, and only one, Underlying Stock. The purchaser of a note will acquire a Security linked to a single Underlying
                              Stock, not to a basket or index that includes one or more of the Underlying Stocks. You may participate in any of the eight (8) offerings or, at your election, in several or all offerings.

Underlying Companies.......   The Securities are linked to the common stocks of
                              JPMorgan Chase & Co. ("JPMorgan"), Target
                              Corporation ("Target"), Archer-Daniels-Midland
                              Company ("Archer-Daniels"), Freeport-McMoRan
                              Copper & Gold Inc. ("Freeport-McMoRan"), the
                              American Depositary Shares of China Mobile Limited
                              ("China Mobile"), the American Depositary Shares of PetroChina Company Limited ("PetroChina"),
                              Caterpillar Inc. ("Caterpillar"), and Apple Inc.
                              ("Apple").

Principal Amounts..........   $    for Securities linked to the common stock of
                              JPMorgan;

                              $    for Securities linked to the common stock of
                              Target;

                              $    for Securities linked to the common stock of
                              Archer-Daniels;

                              $    for Securities linked to the common stock of
                              Freeport-McMoRan;

                              $    for Securities linked to the American
                              Depositary Shares of China Mobile;

                              $    for Securities linked to the American
                              Depositary Shares of PetroChina;

                              $    for Securities linked to the common stock of
                              Caterpillar; and

                              $    for Securities linked to the common stock of
                              Apple Inc.;


Underlying Stocks..........   Common Stock, $1 par value per share for
                              Securities linked to the common stock of JPMorgan;

                              Common Stock, $.0833 par value per share for Securities linked to the common stock of Target;

                              Common Stock no par value per share for Securities linked to the common stock of Archer-Daniels;

                              Common Stock $.10 par value per share for Securities linked to the common stock of Freeport-McMoRan;

                              American Depositary Shares, or ADSs, each ADS representing five ordinary shares HK$0.10 par value, linked to the ordinary shares of China Mobile;

                              American Depositary Shares, or ADSs, each ADS representing 100 H Shares, par value RMB 1.00 per share, linked to the common stock of PetroChina;

                              Common Stock $1.00 par value per share for Securities linked to the common stock of Caterpillar; and

                              Common Stock no par value per share for Securities linked to the common stock of Apple;

Proposed Settlement Date...   March 31, 2009

Proposed Pricing Date......   March 26, 2009

Issue Price................   100%

Initial Price..............   $    for Securities linked to the common stock of
                              JPMorgan;

                              $    for Securities linked to the common stock of
                              Target;

                              $    for Securities linked to the common stock of
                              Archer-Daniels;

                              $    for Securities linked to the common stock of
                              Freeport-McMoRan;

                              $    for Securities linked to American Depositary
                              Shares of China Mobile Limited;

                              $    for Securities linked to the American
                              Depositary Shares of PetroChina;

                              $    for Securities linked to the common stock of
                              Caterpillar.

                              $    for Securities linked to the common stock of
                              Apple;

                              In each case, the Initial Price is the Closing Price per share of Underlying Stock when we priced the Securities on the Pricing Date, divided by the Exchange Factor.

Knock-in Level.............   A percentage of the applicable Initial Price equal
                              to:

                              50% for Securities linked to the common stock of JPMorgan;

                              70% for Securities linked to the common stock of Target;

                              70% for Securities linked to the common stock of Archer-Daniels;

                              55% for Securities linked to the common stock of Freeport-McMoRan;

                              75% for Securities linked to the common stock of China Mobile Limited;

                              70% for Securities linked to the common stock of PetroChina;

                              60% for Securities linked to the common stock of Caterpillar; and

                              70% for Securities linked to the common stock of Apple;

                              The applicable Initial Price will be determined by the Calculation Agent.

                              The applicable Initial Price and consequently the applicable Knock-in Level may be adjusted for certain corporate events affecting the applicable Underlying Company.

Maturity Date..............   June 30, 2009

Specified Currency.........   U.S. Dollars

CUSIP......................   00083G6S8 for Securities linked to the common
                              stock of JPMorgan;

                              00083G6T6 for Securities linked to the common stock of Target;

                              00083G6U3 for Securities linked to the common stock of Archer-Daniels;

                              00083G6V1 for Securities linked to the common stock of Freeport McMoRan;

                              00083G6W9 for Securities linked to the American Depositary Shares of China Mobile Limited;

                              00083G6X7; for Securities linked to the American Depositary Shares of PetroChina;

                              00083G6Y5 for Securities linked to the common stock of Caterpillar; and

                              00083G6Z2 for Securities linked to the common stock of Apple;

Denominations..............   The Securities may be purchased in denominations
                              of $1,000 and integral multiples thereof.

Form of Securities.........   Each of the eight (8) Securities issued as part of
                              this offering will be represented by a separate registered global security, deposited with the Depository Trust Company.

Guarantee..................   The payment and delivery obligations of ABN AMRO
                              Bank N.V. under the Securities, when and as they shall become due and payable, whether at maturity or upon acceleration, are fully and unconditionally guaranteed by ABN AMRO Holding
                              N.V.

Interest Rate..............   17.00% per annum for Securities linked to the
                              common stock of JPMorgan, which represents (a) an interest coupon of 1.22% per annum and (b) an Option Premium of 15.78%

                              16.00% per annum for Securities linked to the common stock of Target, which represents (a) an interest coupon of 1.22% per annum and (b) an Option Premium of 14.78% per annum;

                              14.00% per annum for Securities linked to the common stock of Archer-Daniels, which represents
                              (a) an interest coupon of 1.22% per annum and (b) an Option Premium of 12.78% per annum;

                              14.00% per annum for Securities linked to the common stock of Freeport-McMoRan, which represents
                              (a) an interest coupon of 1.22% per annum and (b) an Option Premium of 12.78% per annum;

                              12.50% per annum for Securities linked to the American Depositary Shares of China Mobile Limited, which represents (a) an interest coupon of 1.22% per annum and (b) an Option Premium of 11.28% per annum;

                              12.50% per annum for Securities linked to the American Depositary Shares of PetroChina, which represents (a) an interest coupon of 1.22% per annum and (b) an Option Premium of 11.28% per annum.

                              11.50% per annum for Securities linked to the common stock of Caterpillar, which represents (a) an interest coupon of 1.22% per annum and (b) an Option Premium of 10.28% per annum;

                              11.00% per annum for Securities linked to the common stock of Apple, which represents (a) an interest coupon of 1.22% per annum and (b) an Option Premium of 9.78% per annum;

                              The Interest Rate on the Securities is payable monthly in arrears on the last day of each month starting on April 30, 2009 and ending on the Maturity Date.

Knock-in Period............   The period from but not including the Pricing Date
                              to and including the Determination Date.

Payment at Maturity........   If the Closing Price of any Underlying Stock has
                              not fallen below the applicable Knock-in Level on any Trading Day during the Knock-in Period, we will pay you the principal amount of each Security linked to such Underlying Stock in cash. If the Closing Price of any Underlying Stock has fallen below the applicable Knock-in Level on any Trading
                              Day during the Knock-in Period, then (i) if the Closing Price of such Underlying Stock on the Determination Date is below the applicable Initial
                              Price, we will deliver to you, in exchange for each Security linked to such Underlying Stock, a number of shares of such Underlying Stock equal to the applicable Stock Redemption Amount or (ii) if the Closing Price of such Underlying Stock on the Determination Date is at or above the applicable
                              Initial Price, we will pay you the principal amount of each Security linked to such Underlying
                              Stock in cash. We will pay cash in lieu of delivering fractional shares of Underlying Stock in an amount equal to the corresponding fractional
                              Closing Price of such Underlying Stock, as determined by the Calculation Agent on the Determination Date. Following a Reorganization
                              Event, the amount payable at maturity is subject to adjustments as described below under "--Adjustment Events."

Stock Redemption Amount....        for Securities linked to the common stock of
                              JPMorgan;

                                   for Securities linked to the common stock of
                              Target;

                                   for Securities linked to the common stock of
                              Archer-Daniels;

                                   for Securities linked to the common stock of
                              Freeport-McMoRan;

                                   for Securities linked to the American
                              Depositary Shares of China Mobile Limited;

                                   for Securities linked to the American
                              Depositary Shares of PetroChina;

                                   for Securities linked to the common stock of
                              Caterpillar

                                   for Securities linked to the common stock of
                              Apple

Determination Date.........   June 25, 2009; provided that if such day is not a
                              Trading Day, or if a Market Disruption Event has occurred on such a Trading Day, the Determination
                              Date shall be the immediately succeeding Trading
                              Day; provided, further, that the Determination
                              Date shall be no later than the second scheduled
                              Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market
                              Disruption Event on such second scheduled Trading
                              Day.

Closing Price..............   If the shares of any Underlying Stock (or any
                              other security for which a closing price must be determined) are listed on a U.S. securities exchange registered under the Exchange Act, or are included in the OTC Bulletin Board Service, which we refer to as the OTC Bulletin Board (operated by the National Association of Securities Dealers,
                              Inc.), the Closing Price for one share of such Underlying Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, in the principal trading session on such day on the principal securities exchange on which the shares of such Underlying Stock (or any such other security) are listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if the shares of such Underlying Stock, or other such security, are listed or admitted to trading on such securities exchange), the last reported sale price in the principal trading session on the over-the-counter market as reported on the Relevant Exchange or OTC
                              Bulletin Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence, the Closing
                              Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for the shares of such Underlying Stock (or any such other security) obtained from as many dealers in such security (which may include AAI or any of our other affiliates), but not exceeding three, as will make such bid prices available to the Calculation Agent. If the Closing Price for the American Depositary Shares of China Mobile and
                              PetroChina is not available in accordance with the two preceding sentences, the Closing Price for such American Depositary Shares on any Trading Day shall be determined by reference to the Ordinary
                              Share Closing Price, as determined by the Calculation Agent. If the Closing Price cannot be determined in accordance with the above provisions, then the Closing Price shall be the value as determined by the Calculation Agent. The term "OTC Bulletin Board Service" shall include any successor service thereto.

Ordinary Share
  Closing Price............   For any Trading Day, the Ordinary Share Closing
                              Price shall be the Closing Price of such ordinary shares on the stock exchange or securities market on which the ordinary shares of China Mobile and PetroChina are principally traded, as determined by the Calculation Agent, on such day, not being subject to any special provisions (or, if no sale occurs on such day, the closing bid price on such day). If the Ordinary Share Closing Price cannot be determined in accordance with the above provisions, then the Ordinary Share Closing Price on any Trading Day shall be deemed to be the value, as determined by the Calculation
                              Agent, of the ordinary shares. The Ordinary Share
                              Closing Price shall be converted by the
                              Calculation Agent into U.S. dollars at the bid spot rate for such currency prevailing on such Trading Day, as determined by the Calculation
                              Agent.

Relevant Exchange..........   The primary U.S. securities organized exchange or
                              market of trading for the applicable Underlying
                              Stock (or if a Cancellation Event has occurred with respect to the American Depositary Shares of China Mobile and PetroChina, such stock exchange or securities market on which the ordinary shares of China Mobile and PetroChina are principally traded, as determined by the Calculation Agent).
                              If a Reorganization Event has occurred, the Relevant Exchange will be the stock exchange or securities market on which the Exchange Property
                              (as defined below under "--Adjustment Events") that is a listed equity security is principally traded as determined by the Calculation Agent.

Trading Day................   A day, as determined by the Calculation Agent, on
                              which trading is generally conducted on the Relevant Exchange.

Book Entry Note or
  Certificated Note........   Book Entry

Trustee....................   Wilmington Trust Company

Securities Administrator...   Citibank, N.A.

Market Disruption Event....   Means, with respect to any securities for which a
                              Closing Price or Ordinary Shares Closing Price must be determined:

                              (i)  either:

                                   (x)  any suspension of or limitation imposed
                                        on trading in such securities by the
                                        primary exchange therefore or otherwise
                                        and whether by reason of movements in
                                        price exceeding limits permitted by such exchange or otherwise or by any exchange or quotation system on which trading in futures or options contracts relating to such securities is executed, or

                                   (y) any event (other than an event described in clause (z) below) that disrupts or impairs (as determined by the
                                        Calculation Agent) the ability of market participants in general (1) to effect transactions in or obtain market values for such securities on the primary exchange therefore or (2) to effect transactions in or obtain market values for futures or options contracts relating to such securities on any other exchange, or

                                   (z)  the closure on any Trading Day of the
                                        primary exchange for such securities, or any exchange or quotation system on which trading in future or options relating such securities is executed, prior to its scheduled closing time unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such exchange on such Trading Day and (2) the submission deadline for orders to be entered into such exchange for execution on such Trading Day; and

                              (ii) a determination by the Calculation Agent in
                                   its sole discretion that the event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Securities.

                              For purposes of determining whether a Market
                              Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange; (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event; (3) limitations pursuant to any similar applicable rule or regulation enacted or promulgated by the New York Stock Exchange Inc., any other self-regulatory organization, the Securities and Exchange Commission or the Relevant Exchange or any other relevant authority of similar scope as determined by the Calculation Agent on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading; (4) a suspension of trading in a futures or options contract on such securities by the primary securities market trading in such futures or options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or
                              (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such securities; and (5) a suspension, absence or material limitation of trading on the primary securities market on which futures or options contracts related to such securities are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

                              The Calculation Agent shall as soon as reasonably practicable under the circumstances notify us, the trustee, the Depository Trust Company and the agents of the existence or occurrence of a Market Disruption Event on any day that but for the occurrence or existence of a Market Disruption Event would have been the Determination Date.

Exchange Factor............   The Exchange Factor for each Underlying Stock will
                              be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock.
                              See "Adjustment Events" below.

Adjustment Events..........   The Exchange Factor or the amounts paid at
                              maturity for each Underlying Stock will be adjusted as follows:

                              1. If such Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor will be proportionately adjusted. In the case of Securities linked to the American Depositary Shares of China Mobile and PetroChina, if the ordinary shares of China Mobile and PetroChina are subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor will be proportionately adjusted; PROVIDED, HOWEVER, that if (and to the extent that) China Mobile and PetroChina or the depositary for the American Depositary Shares have adjusted the number of ordinary shares represented by each American Depositary Share, so that the price of such American Depositary Share would not be affected by such stock split or reverse stock split, no adjustment of the Exchange Factor shall be made.

                              2. If such Underlying Stock or, in the case of Securities linked to the American Depositary Shares of Caterpillar, the ordinary shares of China Mobile and PetroChina, are subject (i) to a stock dividend (i.e., the issuance of additional shares of such Underlying Stock or issuances of additional ordinary shares, as the case may be) that is given ratably to all holders of such Underlying Stock or ordinary shares, as the case may be, or (ii) to a distribution of the shares of such Underlying Stock or such ordinary shares, as the case may be, as a result of the triggering of any provision of the corporate charter of the applicable Underlying Company, in each case other than a stock split described in paragraph 1, then once the dividend has become effective and such Underlying Stock is trading ex-dividend, the Exchange Factor will be proportionally adjusted; PROVIDED, HOWEVER, that with respect to the Securities linked to American Depositary Shares of China Mobile and PetroChina, if (and to the extent that) Caterpillar or the depositary for the American Depositary Shares have adjusted the number of ordinary shares represented by each American Depositary Share so that the price of such American Depositary Share would not be affected by such stock dividend, no adjustment of the Exchange Factor shall be made.

                              3. There shall be no adjustments to the Exchange Factor to reflect cash dividends or other distributions paid with respect to such Underlying Stock or ordinary shares of China Mobile and PetroChina, as the case may be, unless such cash dividends or other distributions constitute Extraordinary
                                   Dividends as described below (except that distributions described in paragraph 2 above shall not be subject to this paragraph). A cash dividend or other distribution with respect to any of the Underlying Stocks or ordinary shares of China Mobile and PetroChina, as the case may be, shall be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such Underlying Stock or ordinary shares, as the case may be, by an amount equal to at least 10% of the Closing Price of such Underlying Stock or the Ordinary Shares Closing Price of such ordinary shares, as the case may be, (in each case as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs, the Exchange Factor with respect to such Underlying Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor will equal the product of (i) the then-current Exchange Factor and (ii) a fraction, the numerator of which is the Closing Price or the Ordinary Shares Closing Price, as the case may be, on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price or the Ordinary Shares Closing Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for any Underlying Stock shall equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share or ordinary share of such Extraordinary Dividend minus the amount per share or ordinary share of the immediately preceding non-Extraordinary Dividend for such Underlying Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share or ordinary share of such Extraordinary Dividend, in each case so converted to U.S. dollars, if applicable. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the shares of such Underlying Stock or the American Depositary Shares, as the case may be, described in clause (A), clause (D) or clause (E) in the definitions of "Reorganization Event" of paragraph 6 below that also constitutes an Extraordinary Dividend shall not cause an adjustment to the Exchange Factor pursuant to this paragraph 3.

                              4. If any Underlying Company issues rights or warrants to all holders of the applicable Underlying Stock or holders of the ordinary shares of China Mobile and PetroChina, as the case may be, to subscribe for or purchase such Underlying Stock or ordinary shares at an exercise price per share (as converted into U.S. dollars at the bid spot rate for such currency on the applicable date, if applicable) less than the Closing Price of such Underlying Stock or the Ordinary Share Closing Price, as the case may be, on both
                                   (i) the date the exercise price of such
                                   rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Securities, then the Exchange Factor shall be proportionately adjusted; PROVIDED, HOWEVER, that in the case of Securities linked to the American Depositary Shares of China Mobile and PetroChina, if (and to the extent that) China Mobile and PetroChina or the depositary for the American Depositary Shares has adjusted the number of the ordinary shares represented by each American Depositary Share so that the price of the American Depositary Shares would not be affected by the issuance of such rights or warrants, no adjustment to the Exchange Factor shall be made.

                              5.   If of China Mobile or PetroChina or the
                                   depositary for the American Depositary Shares of China Mobile or PetroChina elects to cancel the ADR facility for the ordinary shares of China Mobile or PetroChina during the term of the Securities and such ordinary shares are not immediately listed on a United States national securities exchange (a "Cancellation Event") then at maturity we will pay you in respect of each $1,000 principal amount of Securities linked to the Underlying Stock of China Mobile and PetroChina an amount in cash, as determined by the Calculation Agent, equal to: (i) $1,000, if the Closing Price of the ordinary shares has not fallen below the Knock-in Level on any Trading Day from but not including the Pricing Date to and including the Determination Date; or (ii) a cash payment equal to the product of the Stock Redemption Amount and the Ordinary Share Closing Price on the Determination Date, if
                                   (x) the Closing Price of the ordinary shares has fallen below the Knock-in Level on any Trading Day from but not including the Pricing Date to and including the Determination Date, and (y) the Ordinary Share Closing Price on the Determination Date is below the Initial Price; or (iii) $1,000, if (x) the Closing Price of the ordinary shares on the Relevant Exchange has fallen below the Knock-in Level on any Trading Day from but not including the Pricing Date to and including the Determination Date and (y) the Ordinary Share Closing Price on the Determination Date is at or above the Initial Price. For purposes of this paragraph 5, the Initial Price and consequently the Knock-in Level and Stock Redemption Amount will be adjusted by the Calculation Agent to reflect the Ordinary Share Closing Price on the Pricing date, as adjusted for any events set forth in paragraphs 1 - 4 since the Pricing date, as determined by the Calculation Agent, and the Exchange Factor shall be reset to 1.0 immediately following the Cancellation Event.

                                   The Bank will provide notice to the Trustee and the Securities Administrator of the adjusted Initial Price, Knock-in Level and Stock

                                   Redemption Amount as soon as practicable after the date of such Cancellation Event.

                              6. If a Reorganization Event (as defined below) occurs, the payment at maturity will depend on (i) whether the Closing Price of the applicable Underlying Stock or underlying ADS (or, following a Cancellation Event ordinary shares of China Mobile and PetroChina) fell below the applicable Knock-in Level on any Trading Day from but not including the Pricing Date to and including one Trading Day prior to the date of the Reorganization Event (for purposes of this paragraph 5, we refer to such period as the "Relevant Period"), and
                                   (ii) the kind and amount of Exchange Property (as defined below) received by holders of such Underlying Stock or ADS' (or ordinary shares, as applicable) in the Reorganization Event.

                                   In the case where the Closing Price of the applicable Underlying Stock or ADS' (or, following a Cancellation Event, ordinary shares of China Mobile or PetroChina) has fallen below the applicable Knock-in Level on any Trading Day during the Relevant Period, each holder of a Security will receive at maturity, in respect of each $1,000 principal amount of each Security, the lesser of: (i) $1,000 in cash or (ii) Exchange Property in an amount with a value equal to the product of the applicable Stock Redemption Amount times the Transaction Value (as defined below).

                                   In the case where the Closing Price of the applicable Underlying Stock or ADS' (or, following a Cancellation Event, ordinary shares of China Mobile or PetroChina) has not fallen below the applicable Knock-in Level on any Trading Day during the Relevant Period, then the payment at maturity will depend upon the type of Exchange Property received by holders of such Underlying Stock or ADS' (or ordinary shares, as the case may be) in accordance with the following:

                                        (i)  If the Exchange Property consists
                                             solely of equity securities listed
                                             on a securities exchange that, in
                                             the opinion of the Calculation
                                             Agent, maintains sufficient
                                             liquidity for trading in such
                                             Exchange Property, then the payment
                                             at maturity for each $1,000
                                             principal amount of Securities will
                                             depend on whether the Closing Price
                                             of such Exchange Property has
                                             fallen below the applicable
                                             Knock-in Level on any Trading Day
                                             commencing on the date of such
                                             Reorganization Event to and
                                             including the Determination Date:

                                             (a)  If the Closing Price of such
                                                  Exchange Property has not
                                                  fallen below the applicable
                                                  Knock-in Level on any Trading
                                                  Day commencing on the date of
                                                  such Reorganization Event to
                                                  and including the
                                                  Determination Date, then each
                                                  holder of a Security will
                                                  receive the principal amount
                                                  of $1,000 in cash; or

                                             (b)  If the Closing Price of such
                                                  Exchange Property has fallen
                                                  below the applicable Knock-in
                                                  Level on any Trading Day
                                                  commencing on the date of such
                                                  Reorganization Event to and
                                                  including the Determination
                                                  Date, then (x) if the Closing
                                                  Price of such Exchange
                                                  Property on the Determination
                                                  Date is below the applicable
                                                  Initial Price, we will deliver
                                                  to you, in exchange for each
                                                  Security, Exchange Property
                                                  with a value equal to the
                                                  product of the applicable
                                                  Stock Redemption Amount times
                                                  the

                                                  Transaction Value and (y) if
                                                  the Closing Price of such
                                                  Exchange Property on the
                                                  Determination Date is at or
                                                  above the applicable Initial
                                                  Price, we will pay you $1,000
                                                  in cash.

                                             The Calculation Agent will adjust
                                             the applicable Initial Price and
                                             consequently the applicable
                                             Knock-in Level to reflect the new
                                             securities delivered in such
                                             Reorganization Event and the market
                                             value and volatility levels of such
                                             securities and any Exchange Factor
                                             adjustments to the applicable
                                             Initial Price as of the effective
                                             date of the Reorganization Event.
                                             Following any such adjustment, the
                                             Initial Price will be such adjusted
                                             Initial Price, divided by the
                                             Exchange Factor (which shall have
                                             been reset to 1.0 immediately
                                             following the Reorganization
                                             Event). The Bank will provide
                                             notice to the Trustee and the
                                             Securities Administrator of the
                                             adjusted Knock-in Level and Initial
                                             Price as soon as practicable after
                                             the date of such Reorganization
                                             Event.

                                        (ii) If the Exchange Property consists
                                             solely of property other than such
                                             listed equity securities, each
                                             holder of a Security will receive,
                                             on the Maturity Date, in exchange
                                             for each $1,000 principal amount of
                                             Securities, the lesser of: (i)
                                             $1,000 in cash or (ii) Exchange
                                             Property in an amount with a value
                                             equal to the product of the
                                             applicable Stock Redemption Amount
                                             times the Transaction Value as of
                                             the Determination Date. We may, in
                                             lieu of delivering such Exchange
                                             Property, pay you the cash value of
                                             such Exchange Property as of the
                                             Determination Date, as determined
                                             by the Calculation Agent. We will
                                             notify the Trustee and the
                                             Securities Administrator of the
                                             amount and type of Exchange
                                             Property to be delivered or cash to
                                             be paid.

                                       (iii) If the Exchange Property consists
                                             of any combination of such listed
                                             equity securities and other
                                             property, then we will (a) deliver,
                                             on the Maturity Date, the portion
                                             of Exchange Property consisting of
                                             such other property with a value
                                             equal to the product of the
                                             applicable Stock Redemption Amount
                                             (prior to any adjustment under this
                                             clause) times the Transaction Value
                                             of such portion of Exchange
                                             Property on the Determination Date
                                             or, at our election, pay the cash
                                             value thereof, as determined by the
                                             Calculation Agent, (b)
                                             proportionally adjust the
                                             applicable Stock Redemption Amount
                                             to reflect the portion of the
                                             Exchange Property constituting such
                                             listed equity securities, (c)
                                             adjust the applicable Initial Price
                                             and consequently the applicable
                                             Knock-in Level to reflect such
                                             listed equity securities, the
                                             market value and volatility levels
                                             of such listed equity securities
                                             and any Exchange Factor adjustments
                                             to the applicable Initial Price as
                                             of the effective date of the
                                             Reorganization Event and (d) reduce
                                             the principal amount of each $1,000
                                             of Securities to an amount equal to
                                             such adjusted Stock Redemption
                                             Amount multiplied by such adjusted
                                             Initial Price. Following such
                                             adjustments, the amount paid at
                                             maturity for each Security will be
                                             determined as set forth under
                                             clause (i) above, except references
                                             to each $1,000 principal amount of
                                             Security and $1,000 in cash and the
                                             reference to $1,000 in the
                                             definition of Stock Redemption
                                             Amount shall be references to the
                                             adjusted principal amount of
                                             Securities as described in clause
                                             (d) of the preceding sentence. In
                                             addition, following any such
                                             adjustment, the applicable Initial
                                             Price will be such adjusted Initial
                                             Price, divided by the Exchange
                                             Factor (which shall have been reset
                                             to 1.0 immediately following the
                                             Reorganization Event). The Bank
                                             will provide notice to the Trustee
                                             and the Securities Administrator of
                                             any adjustments to the Securities
                                             as a result of this clause (iii) as
                                             soon as practicable after the date
                                             of such Reorganization Event.

                                   "Reorganization Event" means (A) there has occurred any reclassification or change with respect to the applicable Underlying Stock or, in the case of Securities linked to the American Depositary Shares of China Mobile or PetroChina, including, without limitation, as a result of the issuance of any tracking stock by the Underlying Company; (B) the applicable Underlying Company or any surviving entity or subsequent surviving entity of such Underlying Company (an "Underlying Company Successor") has been subject to a merger, combination or consolidation and is not the surviving entity; (C) any statutory exchange of securities of the applicable Underlying Company or any Underlying Company Successor with another corporation occurs (other than pursuant to clause (B) above); (D) the applicable Underlying Company is liquidated;
                                   (E) the applicable Underlying Company issues to all of its shareholders equity securities of an issuer other than such Underlying Company (other than in a transaction described in clauses (B), (C) or (D) above) (a "Spin-off Event"); or (F) a tender or exchange offer or going-private transaction is consummated for all such outstanding Underlying Stock (or all the outstanding ordinary shares of Caterpillar).

                                   "Exchange Property" means securities, cash or any other assets distributed to holders of the applicable Underlying Stock or, in the case of Securities linked to the American Depositary Shares of China Mobile or PetroChina, or ADS' or the ordinary shares of China Mobile or PetroChina, in any Reorganization Event, including, (A) in the case of the issuance of tracking stock or in the case of a Spin-off Event, the applicable Underlying Stock or ADS' (or, following a Cancellation Event, the ordinary shares of China Mobile or PetroChina) with respect to which the tracking stock or spun-off security was issued and (B) in the case of any other Reorganization Event where the applicable Underlying Stock or ADS' (or ordinary shares of Caterpillar, as applicable) continue to be held by the holders receiving such distribution, such Underlying Stock or ADS' (or ordinary shares of Caterpillar, as applicable).

                                   "Transaction Value", at any date, means (A) for any cash received as Exchange Property in any such Reorganization Event, the amount of cash received per share of applicable Underlying Stock, ADS or, if a Cancellation Event has occurred, each ordinary share of Caterpillar; (B) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received per share of applicable Underlying Stock, ADS or, in a Cancellation Event has occurred, each ordinary share of China Mobile or PetroChina; and (C) for any security received in any such

                                   Reorganization Event (including in the case of the issuance of tracking stock, the reclassified Underlying Stock or the American Depositary Shares representing reclassified ordinary shares or following a Cancellation Event, the reclassified ordinary shares of China Mobile or PetroChina and, in the case of a Spin-off Event, the Underlying Stock or the American Depositary Shares representing the ordinary shares of China Mobile or PetroChina, as the case may be, with respect to which the spun-off security was issued), an amount equal to the Closing Price, as of the determination date, per share of such security multiplied by the quantity of such security received for each shares of applicable Underlying Stock or each American Depositary Share, as applicable. If the Transaction Value for any cash or property above is in a currency other than U.S. dollars, then such Transaction Value shall be converted to U.S. dollars in the manner set forth under "Ordinary Share Closing Price" above as of such date of determination.

                                   For purposes of clause (iii) above, if
                                   Exchange Property consists of more than one type of property that is not listed equity securities described in clause (iii) above, holders of Securities will receive at maturity a pro rata share of each such type of Exchange Property in proportion to the quantity of such Exchange Property received in respect of each shares of applicable Underlying Stock or each American Depositary Share, as applicable (or, in the case of a Cancellation Event, each ordinary share). If Exchange Property includes a cash component, holders will not receive any interest accrued on such cash component. In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 6.

                                   For purposes of this paragraph 6:

                                        (i)  If a transaction or series of
                                             concurrent transaction with respect
                                             to one of the Underlying Stocks
                                             constitutes both a Cancellation
                                             Event and a Reorganization Event,
                                             such transaction or series of
                                             transactions shall be deemed to
                                             constitute one Reorganization
                                             Event;

                                        (ii) in the case of a consummated tender
                                             or exchange offer or going-private
                                             transaction involving Exchange
                                             Property of a particular type,
                                             Exchange Property shall be deemed
                                             to include the amount of cash or
                                             other property paid by the offeror
                                             in the tender or exchange offer
                                             with respect to such Exchange
                                             Property (in an amount determined
                                             on the basis of the rate of
                                             exchange in such tender or exchange
                                             offer or going-private
                                             transaction); and

                                        (ii) in the event of a tender or
                                             exchange offer or a going-private
                                             transaction with respect to
                                             Exchange Property in which an
                                             offeree may elect to receive cash
                                             or other property, Exchange
                                             Property shall be deemed to include
                                             the kind and amount of cash and
                                             other property received by offerees
                                             who elect to receive cash.

                              7.   In the event that of China Mobile or
                                   PetroChina and the depositary for of China
                                   Mobile's or PetroChina's American Depositary
                                   Shares elect, in the absence of any of the events described above, to change the number of ordinary shares that are represented by each American Depositary Share, the Exchange Factor on any Trading Day after the change becomes effective will be proportionately adjusted.

                              With respect to paragraphs 1 to 7 above, no adjustments to the Exchange Factor shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                              No adjustments to the Exchange Factor or method of calculating the Exchange Factor shall be required other than those specified above. However, the Bank may, at its sole discretion, cause the Calculation Agent to make additional changes to the Exchange Factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the shares of the applicable Underlying Stock (or other Exchange Property) but only to reflect such changes, and not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that could affect the Market Price or the Closing Price of the applicable Underlying Stock, including, without limitation, a partial tender or partial exchange offer for such Underlying Stock.

                              The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Exchange Factor or method of calculating the Exchange Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any Reorganization Event described in paragraph 6 above, and its determinations and calculations with respect thereto shall be conclusive.

                              The Calculation Agent will provide information as to any adjustments to the Exchange Factor or method of calculating the Exchange Factor upon written request by any holder of the Securities.

Alternate Exchange
  Calculation in case
  of an Event of Default...   In case an Event of Default with respect to the
                              Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of any Security shall be determined by AAI, as Calculation Agent, and shall be equal to the principal amount of the Security plus any accrued interest to, but not including, the date of acceleration.

Calculation Agent..........   AAI, which is our affiliate. All determinations
                              made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts.........   Subject to certain exceptions and limitations
                              described in "Description of Debt Securities --
                              Payment of Additional Amounts" in the accompanying
                              Prospectus, we will pay such additional amounts to holders of the Securities as may be necessary in order that the net payment of the principal of the Securities and any other amounts payable on the Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation (other than the United States), will not be less than the amount provided for in the Securities to be then due and payable.

Book Entry.................   The indenture for the Securities permits us at
                              anytime and in our sole discretion to decide not to have any of the Securities represented by one or more registered global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

Record Date................   The "record date" for any interest payment date is
                              the calendar day prior to that interest payment date, whether or not that date is a business day.

                                 USE OF PROCEEDS

     The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Securities. The issue price of the Securities includes the selling agents' commissions (as shown on the cover page of this Pricing Supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Potential Conflicts of Interest; No Security Interest in the Underlying Stock Held by Us" and "Plan of Distribution" in this Pricing Supplement and "Use of Proceeds" in the accompanying Prospectus.

                                    TAXATION

     Please review carefully the sections entitled "United States Federal Taxation" (and in particular the subsection entitled "--Mandatorily Exchangeable Notes--Reverse Exchangeable and Knock-in Reverse Exchangeable Securities") and "Taxation in the Netherlands" in the accompanying Prospectus Supplement. Prospective purchasers of the Securities should consult their own tax advisers as to the tax consequences of acquiring, holding and disposing of the Securities under the tax law of any state, local and foreign jurisdiction.

     On December 7, 2007, the U.S. Treasury and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. While it is not entirely clear whether the Securities are among the instruments described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of the issues raised in the notice could materially and adversely affect the tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis.

     The notice indicates that it is possible the IRS may adopt a new position with respect to how the IRS characterizes income or loss (including, for example, whether the Option Premium might be currently included as ordinary income) on the Securities for U.S. holders of the Securities.

     You should consult your tax advisor regarding the notice and its potential implications for an investment in the Securities.

                              PLAN OF DISTRIBUTION

     We have appointed ABN AMRO Incorporated ("AAI") as agent for this offering. The agent has agreed to use reasonable efforts to solicit offers to purchase the Securities. We will pay the agent, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission of 1.375% of the initial offering price of the Securities. Each dealer engaged by the agent, or further engaged by a dealer to whom an agent reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities. The agent has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under "Plan of Distribution" in the accompanying Prospectus Supplement.

     AAI is a wholly owned subsidiary of the Bank. AAI will conduct this offering in compliance with the requirements of NASD Rule 2720, regarding a Financial Industry Regulatory Authority, Inc. member firm's distributing the securities of an affiliate. The Financial Industry Regulatory Authority, Inc. (commonly referred to as FINRA) is the successor to the National Association of Securities Dealers, Inc. When the distribution of the Securities is complete, AAI may offer and sell those Securities in the course of its business as a broker-dealer. AAI may act as principal or agent in those transactions and will make any sales at prevailing secondary market prices at the time of sale. AAI may use this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement in connection with any of those transactions. AAI is not obligated to make a market in the Securities and may discontinue any purchase and sale activities with respect to the Securities at any time without notice.

     AAI or an affiliate of AAI will enter into one or more hedging transactions with us in connection with this offering of Securities. See "Use of Proceeds" above.

     To the extent that the total aggregate principal amount of the Securities being offered by this Pricing Supplement is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion, and to hold such Securities for investment purposes for a period of at least 30 days. See "Holding of the Securities by our Affiliates and Future Sales" under the heading "Risk Factors."

================================================================================
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THE DELIVERY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ABN AMRO BANK N.V. OR ABN AMRO HOLDING N.V. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

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TABLE OF CONTENTS

PRICING SUPPLEMENT
                                                   PAGE
                                                   ----
Summary of Pricing Supplement...............       PS-4
Risk Factors................................       PS-9
The Underlying Stocks.......................      PS-14
Hypothetical Sensitivity Analysis of Total
  Return of the Securities at Maturity......      PS-25
Incorporation of Documents by Reference.....      PS-27
Description of Securities...................      PS-28
Use of Proceeds.............................      PS-42
Taxation....................................      PS-41
Plan of Distribution........................      PS-43

PROSPECTUS SUPPLEMENT
                                                   PAGE
                                                   ----
About This Prospectus Supplement............       S-1
Risk Factors................................       S-2
Description of Notes........................       S-4
Taxation in the Netherlands.................      S-24
United States Federal Taxation..............      S-25
Plan of Distribution........................      S-34
Legal Matters...............................      S-36

PROSPECTUS
                                                   PAGE
                                                   ----
About This Prospectus.......................         1
Where You Can Find Additional Information...         2
Cautionary Statement on Forward-Looking
Statements..................................         3
Consolidated Ratios of Earnings to Fixed
Charges.....................................         4
ABN AMRO Bank N.V...........................         5
ABN AMRO Holding N.V........................         6
Use of Proceeds.............................         7
Description of Debt Securities..............         8
Forms of Securities.........................        19
The Depositary..............................        20
Plan of Distribution........................        22
Legal Matters...............................        25
Experts.....................................        26
Benefit Plan Investor Considerations........        27
Enforcement of Civil Liabilities............        28


                               ABN AMRO BANK N.V.


                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.


                             EIGHT (8) OFFERINGS OF
                    KNOCK-IN REVERSE EXCHANGEABLE SECURITIES
                                DUE JUNE 30, 2009


                               PRICING SUPPLEMENT
                              (TO PROSPECTUS DATED
                             SEPTEMBER 29, 2006 AND
                              PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 29, 2006)


                              ABN AMRO INCORPORATED


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